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Automatic Data Processing, Inc.
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AUTOMATIC DATA PROCESSING, INC.
One ADP Boulevard
Roseland, New Jersey 07068

Notice of 2014 Annual Meeting of Stockholders
________________________________

The 2014 Annual Meeting of Stockholders of Automatic Data Processing, Inc. will take place at 10:00 a.m., Eastern Standard Time, Tuesday, November 11, 2014 at our corporate headquarters, One ADP Boulevard, Roseland, New Jersey.

A Notice of Internet Availability of Proxy Materials or the proxy statement for the 2014 Annual Meeting of Stockholders is first being mailed to stockholders on or about September 25, 2014.

The purposes of the meeting are to:

1.	Elect a board of directors;

2.	Hold an advisory vote on executive compensation;

3.	Ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent certified public accountants for fiscal year 2015; and

4.	Transact any other business that may properly come before the meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on September 12, 2014 are entitled to receive notice of, to attend, and to vote at the meeting. If you plan to attend the meeting in person, please note the admission procedures described under “How Can I Attend the Meeting?” on page 1 of the proxy statement.

Your vote is important, and we urge you to vote whether or not you plan to attend the meeting. The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote via the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By order of the Board of Directors

MICHAEL A. BONARTI
Secretary

September 25, 2014
Roseland, New Jersey

2014 Proxy Statement Summary

This summary highlights certain information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

2014 Annual Meeting of Stockholders

Time and Date	10:00 a.m. Eastern Standard Time, Tuesday, November 11, 2014

Place	One ADP Boulevard, Roseland, New Jersey, 07068

Record Date	Stockholders of record at the close of business on September 12, 2014 are entitled to vote at the meeting in person or by proxy.

Admission

Admission to the meeting is restricted to stockholders and/or their designated representatives. All stockholders will be required to show valid picture identification in order to be admitted to the meeting.

Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On September 25, 2014, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

How to Vote

The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote through the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

Voting Matters and Board Voting Recommendations

	Proposal	Board Recommendation	Page Reference For More Detail
Proposal 1:	Election of directors	For Each Nominee	5
Proposal 2:	Advisory resolution to approve compensation of named executive officers	For	21
Proposal 3:	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015	For	67

i	|	Automatic Data Processing, Inc. – Proxy Statement

2014 Proxy Statement Summary

Election of Directors (Proposal 1)

The board of directors has nominated the following current directors for re-election as directors. Please refer to page 6 in the proxy statement for important information about the qualifications and experience of each of the following director nominees.

		Director Since			Committee Memberships
Name	Age		Principal Occupation	Independent	AC	CC	NCGC	CDAC
Ellen R. Alemany	58	2011	Retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc. and Head of RBS Americas	X			X	X
Leslie A. Brun	62	2003	Chairman and Chief Executive Officer of Sarr Group, LLC	X
Richard T. Clark	68	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.	X	X	X
Eric C. Fast	65	2007	Retired Chief Executive Officer of Crane Co.	X	C, F			X
Linda R. Gooden	61	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions	X	X			C
Michael P. Gregoire	48	2014	Chief Executive Officer and Director of CA Technologies	X			X	X
R. Glenn Hubbard	56	2004	Dean of Columbia University’s Graduate School of Business	X	F	X
John P. Jones	63	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.	X		X	C
Carlos A. Rodriguez	50	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.
AC  Audit Committee
CC  Compensation Committee
C  Committee Chair
F  Financial Expert
NCGC  Nominating / Corporate Governance Committee
CDAC  Corporate Development Advisory Committee

Advisory Resolution to Approve Executive Compensation (Proposal 2)

Consistent with the stockholders’ advisory vote at our 2011 Annual Meeting of Stockholders, we determined to hold the advisory say-on-pay vote to approve our named executive officer compensation on an annual basis. Therefore, we are asking our stockholders to approve, on an advisory basis, our named executive officer compensation for fiscal year 2014. Our stockholders will have the opportunity to approve, on an advisory basis, our named executive officer compensation for fiscal year 2015 at the 2015 Annual Meeting of Stockholders.

The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section on page 22 of the proxy statement are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our

Automatic Data Processing, Inc. – Proxy Statement	|	ii

2014 Proxy Statement Summary

executive officers to remain focused on both short-term and long-term operational and financial goals of the company and linking executive performance to stockholder value.

At our 2013 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2013 named executive officers by a vote of approximately 97% in favor.

Ratification of the Appointment of Auditors (Proposal 3)

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent certified public accountants for fiscal year 2015. A summary of fees paid to Deloitte for services provided in fiscal years 2013 and 2014 is provided on page 66 of the proxy statement.

Fiscal Year 2014 Business Highlights

In fiscal year 2014, we demonstrated our focus and commitment to sustaining our position as a global leader of Human Capital Management solutions through our product innovations and our decision to spin off our Dealer Services business into its own independent, publicly traded company. Our fiscal year 2014 results continue to reflect the strength of our underlying business model, including the diversity of our client base and products. Fiscal year 2014 revenue growth was 8.1% compared to a target of 7.6%, and adjusted operating income growth was 8.1% compared to a target of 8.6%. Fiscal year 2014 adjusted earnings per share growth was 9.0% compared to a target of 9.0%.

Compensation Principles

We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:

  based on (i) the overall performance of the company, (ii) the performance of each executive’s business unit, and (iii) each executive’s individual performance;

  closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;
  competitive, in order to attract and retain executives critical to our long-term success;

  consistent with high standards of corporate governance and best practices; and

  designed to discourage the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.

Good Governance and Best Practices

We are committed to ensuring that our compensation programs reflect principles of good governance, including the following:

✓	Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company, and to link executive performance to stockholder value.

✓	Annual say-on-pay vote: We hold an advisory say-on-pay vote to approve our named executive officer compensation on an annual basis.

✓	Clawback policy: We maintain a compensation recovery, or “clawback,” provision in our 2008 Omnibus Award Plan.

✓	Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers.

✓	Double trigger change in control payments: Our Change in Control Severance Plan for Corporate Officers is based on a “double trigger,” such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

✓	Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

✓	No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

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2014 Proxy Statement Summary

✓	No stock option repricing or discount stock options: We do not lower the exercise price of any outstanding stock options, and the exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.

✓	Anti-hedging or pledging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities, holding ADP securities in a margin account, or pledging ADP securities as collateral for a loan.

✓	Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of Frederic W. Cook & Co., Inc. (“Cook & Co.”) as an independent compensation consultant. Cook & Co. reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence or objectivity.

2014 Compensation Highlights

Please refer to the “Compensation Discussion and Analysis” section on page 22 of the proxy statement, and the tables and narratives that follow on page 37 of the proxy statement, for more detail concerning the compensation of our named executive officers.

Consistent with our pay for performance philosophy, the compensation of our named executive officers is structured with a significant portion of their total compensation at risk and paid based on the performance of the company and the applicable business unit. Our financial performance in fiscal year 2014 impacted the compensation for all of our executive officers, not just our named executive officers, in several ways, most notably through our annual cash bonus plan and performance-based restricted stock program.

The following are key highlights of our fiscal 2014 executive compensation program:

Base salary:	For fiscal year 2014, we increased the base salary of each named executive officer by an average of 3.8%.

Annual cash bonus:

For fiscal year 2014, we maintained annual cash bonus targets for the named executive officers at fiscal year 2013 levels. In fiscal year 2014, our named executive officers received cash bonuses that averaged approximately 106.1% of target.

Performance-based restricted stock (“PBRS”), performance stock unit (“PSU”), and stock options:

As part of our equity compensation program in fiscal year 2014, in addition to stock option grants, we introduced a performance stock unit (PSU) program based on financial objectives that are measured over a three-year performance cycle comprised of three one-year performance periods. This new three-year program replaces our current PBRS program. The shift from the two-year vesting schedule of the PBRS program to a three-year vesting schedule of the PSU program results in a gap in our annual vesting schedule with no vesting opportunity in fiscal year 2016. We addressed this gap with a one-time transition grant award opportunity under our PBRS program in fiscal year 2014, which will vest in September of fiscal year 2016 in accordance with the current program.

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2014 Proxy Statement Summary

A summary of fiscal year 2014 total direct compensation for our named executive officers is set forth in the following table:

	Base	Annual			Stock
Name	Salary	Bonus	PBRS	PSUs	Options	Total
Carlos A. Rodriguez
President and Chief Executive Officer	$900,000	$1,471,680	$2,341,875	$800,006	$1,599,998	$7,113,559
Jan Siegmund
Chief Financial Officer	$550,001	$449,680	$836,160	$285,640	$434,240	$2,555,721
Regina R. Lee
President, Major Account Services and
ADP Canada	$530,503	$450,713	$766,480	$261,837	$434,240	$2,443,773
Steven J. Anenen
President, Dealer Services	$475,004	$391,020	$592,280	$202,328	$284,970	$1,945,602
Dermot J. O’Brien
Chief Human Resources Officer	$488,001	$349,115	$557,440	$190,427	$284,970	$1,869,953

The mix of total direct compensation (base salary, cash bonus, and long-term incentive awards) for fiscal year 2014 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other named executive officers (on average) if company and individual target levels of performance are achieved:

Important Dates for the 2015 Annual Meeting of Stockholders

Please refer to the “Stockholder Proposals” section on page 68 of the proxy statement for more information regarding the applicable requirements for submission of stockholder proposals.

If a stockholder intends to submit any proposal for inclusion in the company’s proxy statement for the company’s 2015 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be received by the corporate secretary of the company no later than May 28, 2015.

Separate from the requirements of Rule 14a-8 relating to the inclusion of a stockholder proposal in the company’s proxy statement, the company’s amended and restated by-laws require that notice of a stockholder nomination for candidates for our board of directors or any other business to be considered at the company’s 2015 Annual Meeting of Stockholders must be received by the company no earlier than July 14, 2015, and no later than the close of business (5:30 p.m. Eastern Daylight Time) on August 13, 2015.

v	|	Automatic Data Processing, Inc. – Proxy Statement

Proxy Statement

The board of directors of Automatic Data Processing, Inc. is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders to be held on November 11, 2014 at 10:00 a.m. Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. The meeting will be held at our corporate headquarters, One ADP Boulevard, Roseland, New Jersey.

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On September 25, 2014, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery of printed proxy materials) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K (which is not a part of the proxy soliciting material). This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources.

However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The only outstanding class of securities entitled to vote at the meeting is our common stock, par value $0.10 per share. At the close of business on September 12, 2014, the record date for determining stockholders entitled to notice of, to attend, and to vote at the meeting, we had 482,065,865 issued and outstanding shares of common stock (excluding 156,646,577 treasury shares not entitled to vote). Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on at the meeting.

This proxy statement and our annual report on Form 10-K are also available on our corporate website at www.adp. com under “Financials” in the “Investor Relations” section.

Questions and Answers About the Annual Meeting and Voting

WHY AM I RECEIVING THESE PROXY MATERIALS?

We are providing these proxy materials to holders of shares of the company’s common stock, par value $0.10 per share, in connection with the solicitation of proxies by our board of directors for the forthcoming 2014 Annual Meeting of Stockholders to be held on November 11, 2014 at 10:00 a.m. Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. The company will bear all expenses in connection with this solicitation.

HOW CAN I ATTEND THE MEETING?

Admission to the meeting is restricted to stockholders and/or their designated representatives. If your shares are registered in your name and you plan to attend the meeting, your admission ticket will be the top portion of the proxy card. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof of your stock ownership, you will not be admitted to the meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

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Questions and Answers About the Annual Meeting and Voting

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Under our amended and restated certificate of incorporation and our amended and restated bylaws and under Delaware law, abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

HOW CAN I VOTE MY SHARES?

The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote through the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the recommendations of our board of directors as indicated below. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

IF I HOLD SHARES IN STREET NAME, DOES MY BROKER NEED INSTRUCTIONS IN ORDER TO VOTE MY SHARES?	If your shares are held in “street name” (i.e., your shares are held by a bank, brokerage firm or other nominee), you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you hold your shares in street name and you do not instruct your bank or broker as to how to vote your shares, your bank or broker may only vote your shares in its discretion on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015 (Proposal 3), but will not be allowed to vote your shares on any of the other proposals described in this proxy statement, including the election of directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of any of the other proposals described in this proxy statement because the non-votes are not considered in determining the number of votes necessary for approval.
WHAT MATTERS WILL BE VOTED ON AT THE MEETING, WHAT ARE MY VOTING CHOICES, AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Proposal	Voting Choices	Board Recommendation
	Proposal 1: Election of the 9 nominees named in this proxy statement to serve on the company’s board of directors	For all For all except identified director nominee(s) Withhold all	FOR election of all 9 director nominees

Proposal 2: Advisory resolution approving the compensation of the company’s named executive officers as disclosed in the “COMPENSATION DISCUSSION AND ANALYSIS” section on page 22 of this proxy statement

		For Against Abstain	FOR
	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015	For Against Abstain	FOR

So far as the board of directors is aware, only the above matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting the proxy.

Automatic Data Processing, Inc. – Proxy Statement	|	2

Questions and Answers About the Annual Meeting and Voting

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS, AND WHAT IS THE EFFECT OF ABSTENTIONS OR WITHHELD VOTES?

Proposal 1:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to elect a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation that the company does not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. Votes may be cast in favor of all nominees, withheld from all nominees or withheld from specifically identified nominees. Votes that are withheld will have the effect of a negative vote, provided that if the number of nominees exceeds the number of directors to be elected, withheld votes will be excluded entirely and will have no effect on the vote. A broker non-vote will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

Proposal 2:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to approve the advisory resolution on executive compensation. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors. Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider the results of this advisory vote when formulating future executive compensation policy. A broker non-vote will have no effect on the outcome of the advisory resolution because the non-votes are not considered in determining the number of votes necessary for approval.

Proposal 3:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the company’s independent certified public accountants for fiscal year 2015. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. Brokers have the authority to vote shares for which their customers did not provide voting instructions on the ratification of the appointment of Deloitte & Touche LLP.

MAY I REVOKE MY PROXY OR CHANGE MY VOTE?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

  submitting a valid, later-dated proxy card or a later-dated vote in accordance with the voting instructions on the Notice of Internet Availability of Proxy Materials in a timely manner; or

  giving written notice of such revocation to the company’s corporate secretary prior to or at the Annual Meeting or by voting in person at the Annual Meeting.

If your shares are held in “street name,” you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

3	|	Automatic Data Processing, Inc. – Proxy Statement

Questions and Answers About the Annual Meeting and Voting

IS MY VOTE CONFIDENTIAL?

Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be announced at the Annual Meeting. The final voting results, which are tallied by independent tabulators and certified by independent inspectors, will be published in the company’s current report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the Annual Meeting.

WHAT IS “HOUSEHOLDING”?

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but share the same address, we have adopted a procedure known as “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and choose to have separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement and annual report on Form 10-K mailed to you, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your accounts from this service, your accounts will continue to be “householded” until we notify you otherwise. If you own our common stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

You can also contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Automatic Data Processing, Inc. – Proxy Statement	|	4

Proposal 1 Election of Directors

The board of directors has nominated the following current directors for re-election as directors. Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee is no longer a candidate at the time of the meeting (a situation that we do not anticipate), proxies will be voted in favor of remaining nominees and may be voted for substitute nominees designated by the board of directors.

		Served as a
		Director
		Continuously
Name	Age	Since	Principal Occupation
Ellen R. Alemany	58	2011	Retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc. and Head of RBS Americas
Leslie A. Brun	62	2003	Chairman and Chief Executive Officer of Sarr Group, LLC, an investment holding company
Richard T. Clark	68	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.
Eric C. Fast	65	2007	Retired Chief Executive Officer of Crane Co., a manufacturer of industrial products
Linda R. Gooden	61	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions
Michael P. Gregoire	48	2014	Chief Executive Officer and Director of CA Technologies
R. Glenn Hubbard	56	2004	Dean of Columbia University’s Graduate School of Business
John P. Jones	63	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business
Carlos A. Rodriguez	50	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.

Messrs. Gregory D. Brenneman and Gregory L. Summe have notified the board of directors that they will not stand for re-election at the conclusion of their current term ending at the 2014 Annual Meeting of Stockholders.

5	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

Below are summaries of the principal occupations, business experience, and background of the nominees.

Ellen R. Alemany
Director since: 2011 Independent

Retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc. and Head of RBS Americas

Ms. Alemany is the retired Head of RBS Americas, the management structure that oversees The Royal Bank of Scotland’s businesses in the Americas, and chief executive officer of RBS Citizens Financial Group, Inc., an RBS subsidiary. Ms. Alemany retired from RBS in September 2013. She joined RBS as the Head of RBS Americas in June 2007, and was named to the additional role of chief executive officer of RBS Citizens Financial Group, Inc. in March 2008. She was also appointed the chairman of RBS Citizens Financial Group, Inc. in March 2009. Ms. Alemany joined RBS from Citigroup, where she served as the chief executive officer for global transaction services from February 2006 until April 2007. Ms. Alemany joined Citigroup in 1987, and held a number of senior positions during her tenure, including executive vice president for the commercial business group from March 2003 until January 2006, and also CitiCapital, where she served as president and chief executive officer from September 2001 until January 2006. Prior to being appointed executive vice president for the commercial business group in 2003, Ms. Alemany also held a number of executive positions in Citigroup’s Global Corporate Bank. Ms. Alemany is a director of Fidelity National Information Services, Inc. and a director of CIT Group Inc. With over 30 years of management experience in financial services and a proven track record of achievement and leadership, Ms. Alemany brings a wealth of managerial and operational expertise to our board of directors, as well as extensive experience in the issues facing multinational businesses.

Leslie A. Brun
Director since: 2003 Independent

Chairman and Chief Executive Officer of Sarr Group, LLC

Mr. Brun is chairman and chief executive officer of Sarr Group, LLC, an investment holding company that manages Mr. Brun’s personal and family investments. He is the founder and was chairman emeritus of Hamilton Lane, a private equity advisory and management firm where he served as chief executive officer and chairman from 1991 until 2005. Mr. Brun also serves as the chairman of the board of directors of Broadridge Financial Solutions, Inc., a director and chairman of the audit committee of Merck & Co., Inc., and a director of NXT Capital. In addition, Mr. Brun is a former managing director and head of investor relations at CCMP Capital Advisors, LLC, a global private equity firm. Mr. Brun has extensive financial expertise coupled with a track record of achievement demonstrated by his career at Hamilton Lane, his experience as a managing director and co-founder of the investment banking group of Fidelity Bank, and as a vice president in the corporate finance division of E.F. Hutton & Co. Mr. Brun also brings to our board of directors management expertise and board leadership experience essential to a large public company. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Automatic Data Processing, Inc. – Proxy Statement	|	6

Proposal 1

Richard T. Clark
Director since: 2011 Independent

Retired Chairman and Chief Executive Officer of Merck & Co., Inc.

Mr. Clark is the retired chairman of the board, chief executive officer, and president of Merck & Co., Inc. Mr. Clark served as chairman of Merck & Co., Inc. from April 2007 until December 2011, as chief executive officer from May 2005 until December 2010, and as president from May 2005 until April 2010. He held a variety of other positions during his 39-year tenure at Merck, including president of the Merck manufacturing division from June 2003 to May 2005, and chairman and chief executive officer of Medco Health Solutions, Inc. from March 2002 to June 2003. Mr. Clark is a director of Corning Incorporated, a global manufacturing company, and serves on the advisory board of American Securities, a private equity firm. With a proven track record of leadership and achievement, Mr. Clark offers our board of directors broad managerial and operational expertise, as well as extensive experience in the issues facing public companies and multinational businesses.

Eric C. Fast
Director since: 2007 Independent

Retired Chief Executive Officer of Crane Co.

Mr. Fast is the retired chief executive officer, president, and director of Crane Co., a manufacturer of industrial products. Mr. Fast served as the chief executive officer of Crane Co. from April 2001 until January 2014, as president from 1999 through January 2013, and as a director from 1999 to January 2014. Mr. Fast is also a director of National Integrity Life Insurance Company and Regions Financial Corporation. He was a director of Convergys Corporation from 2000 to 2007. Mr. Fast also served as a managing director, co-head of global investment banking, and a member of the management committee of Salomon Smith Barney from 1997 to 1998. Mr. Fast held those same positions at Salomon Brothers Inc. from 1995 until the merger of Salomon Brothers Inc. and Travelers/Smith Barney, and prior to that he was co-head of U.S. corporate finance at Salomon Brothers Inc. from 1991 to 1995. Mr. Fast has extensive financial and transactional experience, demonstrated by his career in investment banking prior to his tenure at Crane Co. With years of demonstrated leadership ability, Mr. Fast contributes significant organizational skills to our board of directors, including expertise in financial, accounting, and transactional matters.

Linda R. Gooden
Director since: 2009 Independent

Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions

Ms. Gooden is the retired executive vice president – information systems & global solutions of Lockheed Martin Corporation, a position that she held from January 2007 to March 2013. She previously served as deputy executive vice president – information & technology services of Lockheed Martin Corporation from October 2006 to December 2006, and president, Lockheed Martin Information Technology from September 1997 to December 2006. Ms. Gooden is a director of WGL Holdings, Inc., a public utility holding company, and director of Washington Gas Light Company, a subsidiary of WGL Holdings, Inc. Ms. Gooden brings to our board of directors broad managerial and operational expertise, a strong background in information technology, as well as a proven track record of achievement and sound business judgment demonstrated throughout her career with Lockheed Martin Corporation.

7	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

Michael P. Gregoire
Director since: 2014 Independent

Chief Executive Officer and Director of CA Technologies

Mr. Gregoire is chief executive officer and a director of CA Technologies. He served as president and chief executive officer of Taleo Corporation, a provider of on-demand talent management software solutions, from March 2005 until its acquisition by Oracle Corporation in April 2012, as chairman of the board from May 2008 to April 2012, and as a director from April 2005 to April 2012. Mr. Gregoire served as executive vice president, global services and held various other senior management positions at PeopleSoft, Inc. from May 2000 to January 2005. Mr. Gregoire was managing director for global financial markets at Electronic Data Systems, Inc. from 1996 to April 2000, and in various other roles from 1988 to 1996. He has also served as a director of ShoreTel, Inc. from November 2008 to January 2014 and the chair of its compensation committee from July 2010 to January 2014. Mr. Gregoire is also a director of NPower, a nonprofit information technology services network, since September 2013. Mr. Gregoire brings to our board of directors extensive executive leadership experience with public companies in the software and services business and extensive experience in the technology industry. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

R. Glenn Hubbard
Director since: 2004 Independent

Dean of Columbia University’s Graduate School of Business

Mr. Hubbard has been the dean of Columbia University’s Graduate School of Business since 2004 and has been the Russell L. Carson professor of finance and economics since 1994. He is also a director of BlackRock Closed-End Funds and MetLife, Inc. and a member of the Panel of Economic Advisors for the Federal Reserve Bank of New York. Mr. Hubbard served as a director of KKR Financial Holdings, LLC from 2004 until 2014, Information Services Group, Inc. from 2006 to 2008, Duke Realty Corporation from 2004 to 2008, Capmark Financial Corporation from 2006 to 2008, Dex Media, Inc. from 2004 to 2006, and R.H. Donnelley Corporation in 2006. Mr. Hubbard was chairman of the President’s Council of Economic Advisers from 2001 to 2003. Mr. Hubbard provides our board of directors with substantial knowledge of and expertise in global macroeconomic conditions and economic, tax and regulatory policies, as well as perspective on financial markets. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

John P. Jones
Director since: 2005 Independent

Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.

Mr. Jones is the retired chairman of the board, chief executive officer, and president of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business. Mr. Jones served as chairman of Air Products and Chemicals, Inc. from October 2007 until April 2008, as chairman and chief executive officer from September 2006 until October 2007, and as chairman, president, and chief executive officer from December 2000 through September 2006. He also served as a director of Sunoco, Inc. from 2010 to 2012. With a track record of achievement and sound business judgment demonstrated during his thirty-six year tenure at Air Products and Chemicals, Inc., Mr. Jones brings to the board of directors extensive experience in issues facing public companies and multinational businesses, including organizational management, strategic planning, and corporate governance matters, combined with proven business and financial acumen.

Automatic Data Processing, Inc. – Proxy Statement	|	8

Proposal 1

Carlos A. Rodriguez
Director since: 2011 Management

President and Chief Executive Officer of Automatic Data Processing, Inc.

Mr. Rodriguez is president and chief executive officer of the company. He served as president and chief operating officer of the company before he was appointed to his current position in November 2011. Having started his career at the company in 1999, Mr. Rodriguez previously served as president of several key businesses, including National Accounts Services, Employer Services International, Small Business Services, and Professional Employer Organization, giving him deep institutional knowledge across the company’s business. Mr. Rodriguez is also a director of Hubbell Inc., a manufacturer of electrical and electronic products. Mr. Rodriguez brings a wealth of business acumen and leadership experience to our board of directors, coupled with a proven track record of integrity, achievement, and strategic vision.

Stockholder Approval Required

At the 2014 Annual Meeting of Stockholders, directors will be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

9	|	Automatic Data Processing, Inc. – Proxy Statement

Corporate Governance

The board of directors’ categorical standards of director independence are consistent with NASDAQ Stock Market (“NASDAQ”) listing standards and are available online at: http://www.adp.com/who-we-are/corporate-social-responsibility/working-with-adp/governance/standards-of-director-independence.aspx. Directors meeting these standards are considered to be “independent.” Ms. Alemany, Ms. Gooden, and Messrs. Brenneman, Brun, Clark, Fast, Gregoire, Hubbard, Jones, and Summe meet these standards and are, therefore, considered to be independent directors. Mr. Rodriguez does not meet these standards and is, therefore, not considered to be an independent director. Based on the foregoing categorical standards, all current members of the audit, compensation and nominating/corporate governance committees are independent. Mr. Brun, our independent non-executive chairman of the board, is not a member of any of these board committees.

It is our policy that our directors attend the Annual Meetings of Stockholders. All of our directors attended our 2013 Annual Meeting of Stockholders.

During fiscal year 2014, our board of directors held 5 meetings. All of our incumbent directors attended at least 75%, in the aggregate, of the meetings of the board of directors and the committees of which they were members during the periods that they served on our board of directors during fiscal year 2014, with the exception of Mr. Gregoire, who was appointed to serve on the board of directors in January 2014 and, due to a commitment made prior to his appointment to the board of directors, was unable to attend one meeting of the Corporate Development Advisory Committee, which was one of three total meetings of the board of directors and the committees of which he was a member during the period in which he served as a director.

Executive sessions of the non-management directors are held during each board of directors and committee meeting. Mr. Brun, our independent non-executive chairman of the board, presides at each executive session of the board of directors.

Board Leadership Structure

Our Corporate Governance Principles do not require the separation of the roles of chairman of the board and chief executive officer because the board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. Our board of directors is currently led by Mr. Brun, our independent non-executive chairman of the board. Mr. Rodriguez, our chief executive officer, serves as a member of the board of directors. The board of directors believes this leadership structure is in the best interests of the company’s stockholders at this time. Separating these positions allows our chief executive officer to focus on developing and implementing the company’s business plans and supervising the company’s day-to-day business operations, and allows our chairman of the board to lead the board of directors in its oversight, advisory, and risk management roles.

Director Nomination Process

When the board of directors decides to recruit a new member, or when the board of directors considers any director candidates submitted for consideration by our stockholders, it seeks strong candidates who, ideally, meet all of its categorical standards of director independence, and who are, preferably, senior executives of large companies who have backgrounds directly related to our technologies, markets and/or clients. Additionally, candidates should possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. The nominating/corporate governance committee will not consider candidates who lack the foregoing personal characteristics. In addition, the nominating/corporate governance committee considers a wide range of other factors in determining the composition of our board of directors, including age, diversity of background, diversity of thought, and other individual qualities such as professional experience, skills, education, and training.

Automatic Data Processing, Inc. – Proxy Statement	|	10

Corporate Governance

Nominations of candidates for our board of directors by our stockholders for consideration at our 2015 Annual Stockholder Meeting are subject to the deadlines and other requirements described under “Stockholder Proposals” on page 68 of this proxy statement.

Retirement Policy

Each director will automatically retire from the board of directors at the company’s Annual Meeting of Stockholders following the date he or she turns 72. Management directors who are no longer officers of the company are required to offer to resign from the board of directors.

Committees of the Board of Directors

The table below provides membership and meeting information for each of the committees of the board of directors.

Committee Memberships
Name	AC	CC	NCGC	CDAC
Ellen R. Alemany			X	X
Gregory D. Brenneman(1)	F	C
Richard T. Clark	X	X
Eric C. Fast	C, F			X
Linda R. Gooden	X			C
Michael P. Gregoire			X	X
R. Glenn Hubbard	F	X
John P. Jones		X	C
Gregory L. Summe(1)		X	X
Number of meetings held in fiscal 2014	8	5	3	1

AC Audit Committee	CDAC Corporate Development Advisory Committee
CC Compensation Committee	F Financial Expert
NCGC Nominating / Corporate Governance Committee	C Committee Chair

Footnotes:
(1)	Messrs. Brenneman and Summe have notified the board of directors that they will not stand for re-election at the conclusion of their current term ending at the 2014 Annual Meeting of Stockholders.

11	|	Automatic Data Processing, Inc. – Proxy Statement

Corporate Governance

Audit Committee
Eric C. Fast Committee Chair Other committee members: Gregory D. Brenneman Richart T. Clark Linda R. Gooden R. Glenn Hubbard

The audit committee’s principal functions are to assist the board of directors in fulfilling its oversight responsibilities with respect to:

  our systems of internal controls regarding finance, accounting, legal compliance, and ethical behavior;

  our auditing, accounting and financial reporting processes generally;

  our financial statements and other financial information that we provide to our stockholders, the public and others;

  our compliance with legal and regulatory requirements; and

  the performance of our corporate audit department and our independent auditors.

The audit committee acts under a written charter, which is available online at http://www.adp. com/who-we-are/corporate-social-responsibility/working-with-adp/governance/audit-committee-charter.aspx. The members of the audit committee satisfy the independence requirements of NASDAQ listing standards.

Nominating/Corporate Governance Committee
John P. Jones Committee Chair Other committee members: Ellen R. Alemany Michael P. Gregoire Gregory L. Summe

The principal functions of the nominating/corporate governance committee are to:

  identify individuals qualified to become members of the board of directors and recommend a slate of nominees to the board of directors annually;

  ensure that the audit, compensation and nominating/corporate governance committees of the board of directors have the benefit of qualified and experienced independent directors;

  review and reassess annually the adequacy of the board of directors’ corporate governance principles and recommend changes as appropriate;

  oversee the evaluation of the board of directors and management and recommend to the board of directors senior managers to be elected as new corporate vice presidents of the company; and

  review our policies and programs that relate to matters of corporate citizenship.

The nominating/corporate governance committee acts under a written charter, which is available online at http://www.adp.com/who-we-are/corporate-social-responsibility/working-with-adp/governance/nominating-corporate-governance-committee-charter.aspx. The members of the nominating/corporate governance committee satisfy the independence requirements of NASDAQ listing standards.

Automatic Data Processing, Inc. – Proxy Statement	|	12

Corporate Governance

Compensation Committee
Gregory D. Brenneman Committee Chair Other committee members: Richard T. Clark R. Glenn Hubbard John P. Jones Gregory L. Summe

The compensation committee sets and administers our executive compensation program. See “Compensation Discussion and Analysis” on page 22 of this proxy statement.

The compensation committee is authorized to engage the services of outside advisors, experts and others to assist the committee. For fiscal year 2014, the compensation committee sought advice from Frederic W. Cook & Co., Inc., an independent compensation consulting firm specializing in executive and director compensation. For further information about Frederic W. Cook & Co., Inc.’s services to the compensation committee, see “Compensation Discussion and Analysis” under “Compensation Consultant” on page 26 of this proxy statement.

The compensation committee acts under a written charter, which is available online at http://www.adp.com/who-we-are/corporate-social-responsibility/working-with-adp/governance/ compensation-committee-charter.aspx. The members of the compensation committee satisfy the independence requirements of NASDAQ listing standards. In addition, each member of the compensation committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of NASDAQ.

Corporate Development Advisory Committee
Linda R. Gooden Committee Chair Other committee members: Ellen R. Alemany Eric C. Fast Michael P. Gregoire

The corporate development advisory committee’s principal functions are to assist the board of directors and management in reviewing and assessing potential acquisitions, strategic investments and divestitures.

The corporate development advisory committee acts under a written charter, which is available online at http://www.adp.com/who-we-are/corporate-social-responsibility/working-with-adp/ governance/corporate-development-advisory-committee-charter.aspx. The members of the corporate development advisory committee satisfy the independence requirements of NASDAQ listing standards.

13	|	Automatic Data Processing, Inc. – Proxy Statement

Corporate Governance

The Board’s Role in Risk Oversight

Our board of directors provides oversight with respect to the company’s enterprise risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate the various risks confronting the company, including risks that are related to the achievement of the company’s operational and financial strategy. The board of directors performs this oversight function periodically as part of its meetings and also through its committees, each of which examines various components of enterprise risk as part of its assigned responsibilities. Management is responsible for implementing and supervising day-to-day risk management processes and reporting to the board of directors and its committees as necessary.

Our audit committee focuses on financial risks, including reviewing with management, the company’s internal auditors, and the company’s independent auditors the company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures. In addition, our audit committee reviews risks related to compliance with applicable laws, regulations, and ethical standards, and also operational risks related to information security and system disruption. Our audit committee regularly receives, reviews and discusses with management presentations and analyses on various risks confronting the company.

Our nominating/corporate governance committee oversees risks associated with board structure and other corporate governance policies and practices, including review and approval of any related-party transactions under our Related Persons Transaction Policy. Our compensation committee oversees risks related to compensation matters. Our committees report on risk oversight matters directly to the board of directors on a regular basis.

Our compensation committee considered the risks presented by the company’s compensation policies and practices at its meetings in August 2013 and 2014 and believes that our policies and practices of compensating employees do not encourage excessive or unnecessary risk-taking for the following reasons:

✓	Our incentive plans have diverse performance measures, including company and business unit financial measures, operational measures, and individual goals;

✓	Our compensation programs balance annual and long-term incentive opportunities;

✓	We cap incentive plan payouts within a reasonable range;

✓	The mix of performance-based restricted stock and stock options in our long-term incentive programs serves the best interests of stockholders and the company;

✓	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders; and

✓	Our compensation recovery policy for equity awards provides for the clawback of the value of awards in the event an employee engages in conduct contributing to a financial restatement.

Communications with All Interested Parties

All interested parties who wish to communicate with the board of directors, the audit committee, or the non-management directors, individually or as a group, may do so by sending a detailed letter to P.O. Box 34, Roseland, New Jersey 07068, leaving a message for a return call at 973-974-5770 or sending an email to adp_audit_committee@adp.com. We will relay any such communication to the non-management director to which such communication is addressed, if applicable, or to the most appropriate committee chairperson, the chairman of the board, or the full board of directors, unless, in any case, it is outside the scope of matters considered by the board of directors or duplicative of other communications previously forwarded to the board of directors. Communications to the board of directors, the non-management directors, or to any individual director that relate to the company’s accounting, internal accounting controls, or auditing matters are referred to the chairperson of the audit committee.

Automatic Data Processing, Inc. – Proxy Statement	|	14

Corporate Governance

Transactions with Related Persons

We have a written “Related Persons Transaction Policy” pursuant to which any transaction between the company and a “related person” in which such related person has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be submitted to our nominating/corporate governance committee for review, approval, or ratification.

A “related person” means a director, executive officer or beneficial holder of more than 5% of the company’s outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related person transaction.

This policy requires our nominating/corporate governance committee to be provided with full information concerning the proposed transaction, including the benefits to the company and the related person, any alternative means by which to obtain like benefits, and terms that would prevail in a similar transaction with an unaffiliated third party. In considering whether to approve any such transaction, the nominating/corporate governance committee will consider all relevant factors, including the nature of the interest of the related person in the transaction and whether the transaction may involve a conflict of interest.

Specific types of transactions are excluded from the policy, such as, for example, transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.

The wife of Michael L. Capone, our vice president and chief information officer, is employed as an executive of the company and received total cash compensation for fiscal year 2014 in excess of $120,000.

Availability of Corporate Governance Documents

Our Corporate Governance Principles and Related Persons Transaction Policy may be viewed online on the company’s website at www.adp.com under ”Investor Relations” in the “Corporate Governance” section. Our Code of Business Conduct & Ethics and Code of Ethics for Principal Executive

Officer and Senior Financial Officers may be found at www.adp.com in the “Who We Are” section, under “Working with ADP”. In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the company’s headquarters.

Compensation Committee Interlocks and Insider Participation

Messrs. Brenneman, Clark, Hubbard, Jones and Summe are the five independent directors who sit on the compensation committee. No compensation committee member has ever been an officer of the company. During fiscal year 2014 and as of the date of this proxy statement, no compensation committee member has been an employee of the company or eligible to participate in our employee compensation programs or plans, other than the company’s

2008 Omnibus Award Plan under which non-employee directors have received stock option grants and deferred stock units. None of the executive officers of the company have served on the compensation committee or on the board of directors of any entity that employed any of the compensation committee members or directors of the company.

15	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Non-Employee Directors

The annual retainer for non-employee directors, other than Mr. Brun, the chairman of our board of directors, is $220,000, $130,000 of which is paid in the form of deferred stock units and $90,000 of which may, at the election of each director, be paid in cash or in deferred stock units. The chairman of our board of directors receives an annual retainer of $385,000, $230,000 of which is paid in the form of deferred stock units and $155,000 of which may, at the election of the chairman of our board of directors, be paid in cash or in deferred stock units. The chairperson of the audit committee was paid an additional annual retainer of $15,000 and the chairperson of each of the compensation committee and the nominating/corporate governance committee was paid an additional annual retainer of $10,000. Meeting fees are not paid in respect of the first seven meetings of the board of directors or of any individual committee. Non-employee directors receive $2,000 for each board of directors meeting attended and $1,500 for each committee meeting attended beginning with the eighth meeting of the board of directors or any individual committee, as applicable. Meeting fees and the additional annual retainer may, at the election of each director, be paid in cash, deferred, or paid in deferred stock units.

Effective at the time of the 2014 Annual Meeting of Stockholders, an additional annual retainer of $10,000 will be established for the chairperson of the corporate development advisory committee, and the additional annual retainer for the chairperson of the compensation committee will be increased to $15,000. In addition, the annual retainer for each non-employee director (including the chairman of our board of directors) will be increased by $10,000, payable as to $5,000 in the form of deferred stock units and as to $5,000 in cash or deferred stock units at the election of each director.

All of our non-employee directors chose to receive the entire elective portion of their annual retainers in the form of deferred stock units except for Mr. Brenneman, who elected to receive the amount of his additional annual retainer in cash. Under our 2008 Omnibus Award Plan a director may specify whether, upon separation from the board, he or she would like to receive the deferred cash amounts in such director’s deferred account in a lump sum payment or in a series of substantially equal annual payments over a period ranging from two to ten years.

Pursuant to our 2008 Omnibus Award Plan, each non-employee director is credited with an annual grant of deferred stock units on the date established by the board for the payment of the annual retainer equal in number to the quotient of $130,000, or $230,000 in the case of the chairman of the board of directors, divided by the closing price of a share of our common stock on the date this amount is credited. Deferred stock units are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with an amount equal to the cash dividend. When a director ceases to serve on our board, such director will receive a number of shares of common stock equal to the number of deferred stock units in such director’s account and a cash payment equal to the dividend payments accrued, plus interest on the dividend equivalents from the date such dividend equivalents were credited. The interest will be paid with respect to each twelve-month period beginning on November 1 of such period to the date of payment and will be equal to the rate for five-year U.S. Treasury Notes published in The Wall Street Journal® on the first business day of November of each such twelve-month period plus 0.50%. Non-employee directors do not have any voting rights with respect to their deferred stock units.

Non-employee directors no longer receive annual stock option grants. Prior to our 2010 Annual Meeting of Stockholders, upon initial election to the board of directors, a non-employee director received a grant of options to purchase 5,000 shares of common stock if such director attended a regularly scheduled board of directors meeting prior to the next Annual Meeting of Stockholders. Thereafter, a non-employee director received an annual grant of options to purchase 5,000 shares of common stock. All such options were granted under the 2008 Omnibus Award Plan, have a term of ten years, and were granted at the fair market value of the common stock as determined by the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant.

Options granted to our non-employee directors under the 2008 Omnibus Award Plan are exercisable in four equal installments, with the first twenty-five percent becoming exercisable on the first anniversary of the option’s grant date, and the remaining three installments becoming exercisable on each successive anniversary date thereafter. The options vest only while a director is serving in such

Automatic Data Processing, Inc. – Proxy Statement	|	16

Compensation of Non-Employee Directors

capacity, unless certain specified events occur, such as death or permanent disability, in which case the options immediately vest and become fully exercisable. In addition, non-employee directors who have been non-employee directors for at least ten years will have all of their options vested upon retirement from the board of directors and will have 36 months to exercise their options. Non-employee directors who have served as non-employee directors for fewer than ten years at the time they retire or otherwise leave the board will not qualify for accelerated vesting, but will have 60 days to exercise their then-vested options. Notwithstanding the foregoing, all options will expire no more than ten years from their date of grant.

Our share ownership guidelines are intended to promote ownership in the company’s stock by our non-employee directors and to align their financial interests more closely with those of other stockholders of the company. Each non-employee director has a minimum shareholding requirement of our common stock equal to five times his or her annual cash retainer.

The following table shows compensation for our non-employee directors for fiscal year 2014.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2014

Name	Fees Earned or Paid in Cash(7) ($)	Stock Awards(8) ($)	All Other Compensation(9) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Ellen Alemany	$90,000	$130,000	$2,500	$222,500
Gregory D. Brenneman(1)	$100,000	$130,000	$0	$230,000
Leslie A. Brun(2)	$155,000	$230,000	$15,000	$400,000
Richard T. Clark	$90,000	$130,000	$20,000	$240,000
Eric C. Fast(3)	$105,000	$130,000	$15,000	$250,000
Linda R. Gooden	$90,000	$130,000	$10,000	$230,000
Michael P. Gregoire(4)	$75,000	$108,333	$0	$183,333
R. Glenn Hubbard	$90,000	$130,000	$35,000	$255,000
John P. Jones(5)	$100,000	$130,000	$0	$230,000
Enrique T. Salem(6)	$0	$0	$0	$0
Gregory L. Summe	$90,000	$130,000	$20,000	$240,000

Footnotes:
(1)	As chairman of the compensation committee, Mr. Brenneman received a $10,000 annual retainer, which is included in fees earned.

(2)	Mr. Brun is the non-executive chairman of the board of directors.

(3)	As chairman of the audit committee, Mr. Fast received a $15,000 annual retainer, which is included in fees earned.

(4)	Mr. Gregoire became a director on January 23, 2014.

(5)	As chairman of the nominating/corporate governance committee, Mr. Jones received a $10,000 annual retainer, which is included in fees earned.

(6)	Mr. Salem resigned from the board of directors at the conclusion of his term ending at the 2013 Annual Meeting of Stockholders.

17	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Non-Employee Directors

(7)	Represents the following, whether received as cash, deferred or received as deferred stock units: (i) the elective portion of directors’ annual retainer, (ii) annual retainers for committee chairpersons and (iii) board and committee attendance fees. See footnote 8 below for additional information about deferred stock units held by directors.

(8)	Represents the portion of the annual retainer required to be credited in deferred stock units to a director’s annual retainer account. Amounts set forth in the Stock Awards column represent the aggregate grant date fair value for fiscal year 2014 as computed in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2014 included in our annual report on Form 10-K for the fiscal year ended June 30, 2014.

The grant date fair value for each deferred stock unit award granted to directors in fiscal year 2014 (including in respect of elective deferrals of amounts otherwise payable in cash), calculated in accordance with FASB ASC Topic 718, is as follows:

Director	Grant Date	Grant Date Fair Value
Ellen Alemany	11/12/2013	$220,000
Gregory D. Brenneman	11/12/2013	$220,000
Leslie A. Brun	11/12/2013	$370,000
Richard T. Clark	11/12/2013	$220,000
Eric C. Fast	11/12/2013	$235,000
Linda R. Gooden	11/12/2013	$220,000
Michael P. Gregoire	1/23/2014	$183,333
R. Glenn Hubbard	11/12/2013	$220,000
John P. Jones	11/12/2013	$230,000
Gregory L. Summe	11/12/2013	$220,000

The aggregate number of outstanding deferred stock units held by each director at June 30, 2014 is as follows: Ms. Alemany, 9,759; Mr. Brenneman, 27,534; Mr. Brun, 44,310; Mr. Clark, 11,117; Mr. Fast, 23,255; Ms. Gooden, 18,446; Mr. Gregoire, 2,311; Mr. Hubbard, 27,936; Mr. Jones, 27,402; Mr. Summe, 22,366.

In fiscal year 2014, no stock option awards were granted. The aggregate number of outstanding stock options held by each director at June 30, 2014 is as follows: Mr. Brenneman, 4,750; Mr. Brun, 1,250; Ms. Gooden, 3,750; Mr. Jones, 31,461.

(9)	Reflects contributions by the ADP Foundation that match the charitable gifts made by our directors. The ADP foundation makes matching charitable contributions in an amount not to exceed $20,000 in a calendar year in respect of any given director’s charitable contributions for that calendar year. Amounts in the Director Compensation Table may exceed $20,000 because, while matching charitable contributions are limited to the $20,000 in a calendar year, the Director Compensation Table reflects matching charitable contributions for the fiscal year ended June 30, 2014.

Automatic Data Processing, Inc. – Proxy Statement	|	18

Security Ownership of Certain Beneficial Owners and Management

The following table contains information regarding the beneficial ownership of the company’s common stock by (i) each director and nominee for director of the company, (ii) each of our named executive officers included in the Summary Compensation Table below (we refer to such executive officers as “named executive officers”), (iii) all company directors and executive officers as a group (including the named executive officers) and (iv) all stockholders that are known to the company to be the beneficial owners of more than 5% of the outstanding shares of the company’s common stock. Unless otherwise noted in the footnotes following the table, each person listed below has sole voting and investment power over the shares of common stock reflected in the table. Unless otherwise noted in the footnotes following the table, the information in the table is as of August 31, 2014 and the address of each person named is P.O. Box 34, Roseland, New Jersey, 07068.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Ellen Alemany	9,759	*
Steven J. Anenen(2)	144,140	*
Gregory D. Brenneman	27,534	*
Leslie A. Brun	46,494	*
Richard T. Clark	11,117	*
Eric C. Fast	23,255	*
Linda R. Gooden	22,196	*
Michael P. Gregoire	2,311	*
R. Glenn Hubbard	28,936	*
John P. Jones	53,376	*
Regina R. Lee	182,784	*
Dermot J. O’Brien	20,124	*
Carlos A. Rodriguez	179,764	*
Jan Siegmund	102,613	*
Gregory L. Summe	22,366	*
The Vanguard Group, Inc.(3)	28,571,068	5.9%
Directors and executive officers as a group (27 persons,
including those directors and executive officers named above)	1,557,370	*

Footnotes:
*	Indicates less than one percent.

(1)	Includes: (i) 285,974 shares that may be acquired upon the exercise of stock options that are exercisable on or prior to October 31, 2014 held by the following directors and executive officers: 57,250 (Mr. Anenen), 3,750 (Ms. Gooden), 25,974 (Mr. Jones), 82,250 (Ms. Lee), 59,500 (Mr. Rodriguez), and 57,250 (Mr. Siegmund); and (ii) 689,922 shares subject to stock options held by the directors and executive officers as a group. Includes shares issuable upon settlement of deferred stock units held by non-employee directors as follows: 9,759 (Ms. Alemany), 27,534 (Mr. Brenneman), 44,494 (Mr. Brun), 11,117 (Mr. Clark), 23,255 (Mr. Fast), 18,446 (Ms. Gooden), 2,311 (Mr. Gregoire), 27,936 (Mr. Hubbard), 27,402 (Mr. Jones), and 22,366 (Mr. Summe).

(2)	Includes 16,946 shares that Mr. Anenen deferred upon exercise of stock options prior to 2002.

(3)	Information is furnished in reliance on the Form 13F of The Vanguard Group, Inc. (“Vanguard”) filed on August 11, 2014. The address of The Vanguard Group, Inc. is P.O. Box 2600, V26, Valley Forge, PA 19482-2600. Vanguard shares investment power over 636,095 shares with Vanguard Fiduciary Trust Company and also shares investment power over 135,931 shares with Vanguard Investments Australia Ltd. Vanguard has sole investment power over 27,799,042 shares. Vanguard has sole voting authority over 813,719 shares and no voting authority over 27,757,349 shares.

19	|	Automatic Data Processing, Inc. – Proxy Statement

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2014, regarding compensation plans under which the company’s equity securities are authorized for issuance:

			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan category	and rights	and rights	in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved
by stockholders	8,525,979 (1)	$51.96	27,984,869 (2)
Equity compensation plans not approved
by stockholders	0	$—	0
Total	8,525,979	$51.96	27,984,869

Footnotes:
(1)	Includes (i) 237,334 shares of restricted stock issuable under our fiscal year 2014 one-year performance-based restricted stock program (which were issued in September 2014), (ii) 85,355 deferred restricted stock units issuable under our one-year performance-based restricted stock program prior to June 30, 2014, (iii) 214,436 shares issuable upon settlement of deferred stock units held by our directors as of June 30, 2014, and (iv) 16,946 shares deferred by Steven J. Anenen upon his exercise of stock options prior to 2002. The remaining balance consists of outstanding stock options. Weighted average exercise price shown in column (b) of this table does not take into account awards under our performance-based restricted stock program, deferred restricted stock units, or deferred shares.

(2)	Includes 24,404,578 shares available for future issuance under the 2008 Omnibus Award Plan and 3,817,625 shares of common stock remaining available for future issuance under the Employees’ Savings-Stock Purchase Plan, each as of June 30, 2014. Approximately 276,990 shares of common stock were subject to purchase as of June 30, 2014, under the Employees’ Savings-Stock Purchase Plan.

Automatic Data Processing, Inc. – Proxy Statement	|	20

Proposal 2 Advisory Vote on Executive Compensation

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

     RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the company’s proxy statement for the 2014 Annual Meeting of Stockholders.

The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the company and linking executive performance to stockholder value.

We urge stockholders to read the Compensation Discussion and Analysis section appearing on pages 22 through 35 of this proxy statement, as well as the “Summary Compensation Table For Fiscal Year 2014” and related compensation tables and narrative appearing on pages 37 through 63 of this proxy statement, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

Stockholder Approval Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to approve the advisory resolution on named executive compensation. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors. Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider the results of this advisory vote when formulating future executive compensation policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

21	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis, or “CD&A,” section of this proxy statement discusses the material elements of our fiscal year 2014 executive compensation programs for the following persons, who are our named executive officers, or “NEOs”:
  Carlos A. Rodriguez, our Chief Executive Officer;

  Jan Siegmund, our Chief Financial Officer;

  Regina R. Lee, our Division President, Employer Services-Major Account Services and ADP Canada;

  Steven J. Anenen, our Division President, Dealer Services; and

  Dermot O’Brien, our Chief Human Resources Officer

The CD&A also provides an overview of our executive compensation philosophy and explains how the compensation committee of our board of directors arrives at specific compensation decisions involving the NEOs. In addition, the CD&A explains how our executive compensation programs are designed and operate with respect to our NEOs by discussing the following fundamental aspects of our compensation programs:

  compensation principles;

  cash compensation;

  long-term incentive compensation; and

  other compensation components and considerations (including retirement benefits and deferred compensation).
The compensation committee of our board of directors determines the compensation of our chief executive officer and all other executive officers. When making decisions related to officers, including the NEOs (other than our chief executive officer), the committee considers recommendations from the chief executive officer.

Executive Summary

Strong Stockholder Support for our Compensation Programs

The compensation committee continuously evaluates the degree to which our compensation programs link pay to performance, and takes steps to ensure that the program encourages our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company.

At our 2013 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2013 NEOs by a vote of approximately 97% in favor. Given this strong support and the company’s continued strong performance, the compensation committee retained the basic foundation of our overall compensation program during fiscal year 2014, but made certain changes to ensure that the program continued to support our key human resource and financial objectives. Commencing with fiscal year 2014, the performance measurement period for grants under our performance-based equity program has been changed from a single 12-month period to three individual 12-month periods.

Fiscal Year 2014 Business Highlights

In fiscal year 2014, we demonstrated our focus and commitment to sustaining our position as a global leader of Human Capital Management solutions through our product innovations and our decision to spin off our Dealer Services business into its own independent, publicly traded company. Our fiscal year 2014 results continue to reflect the strength of our underlying business model, including

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Compensation Discussion and Analysis

the diversity of our client base and products. Our financial performance impacted the compensation of our executive officers in several ways, most notably our annual cash bonus plan and performance-based restricted stock (PBRS) program. The compensation committee’s determination of incentive compensation under our cash bonus program for all of our executive officers, not just our named executive officers, was based on fiscal year 2014 revenue growth of 8.1% compared to a target of 7.6%, and adjusted operating income growth of 8.1% compared to a target of 8.6%. The incentive compensation under our PBRS program was based on fiscal year 2014 adjusted earnings per share growth of 9.0% compared to a target of 9.0%. The operating income and earnings per share results considered by the compensation committee exclude the impact of certain non-recurring items consisting of non-tax-deductible expenses incurred in fiscal year 2014 related to the spin-off of our Dealer Services business scheduled for

Good Governance and Best Practices

We are committed to ensuring that our compensation programs reflect principles of good governance. The following practices are key aspects of our programs:

✓

Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company and to link executive performance to stockholder value.

✓

Annual say-on-pay vote: Consistent with our stockholders’ advisory vote at our November 2011 stockholder meeting, we hold an advisory say-on-pay vote to approve our named executive officer compensation on an annual basis.

October 2014 and a non-tax-deductible, non-cash goodwill impairment charge recorded in the fourth quarter of fiscal year 2013. The fiscal year 2014 results considered by the compensation committee also exclude operating results of the company’s Occupational Health and Safety services business, which the company classified as discontinued operations during fiscal year 2014, and a gain resulting from the sale of this business completed in February 2014. For fiscal year 2014, our named executive officers received cash bonuses that averaged approximately 106.1% of target. Our one-year earnings per share growth for fiscal year 2014 resulted in awards to our named executive officers of restricted stock under our PBRS program at 100% of target.

The tables below illustrate the alignment between company performance and the incentive compensation paid to Mr. Rodriguez for fiscal year 2014:

✓	Clawback policy: We maintain a compensation recovery, or “clawback” provision in our 2008 Omnibus Award Plan.

✓

Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers. Mr. Rodriguez’s stock ownership guideline is six times his base salary. The other named executive officers have a stock ownership guideline of three times base salary. Executive officers whose ownership levels are below targeted ownership levels are required to retain as shares of common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock.

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Compensation Discussion and Analysis

✓

Double trigger change in control payments: Our Change in Control Severance Plan for Corporate Officers is based on a “double trigger”, such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

✓	Limited perquisites: We provide limited, reasonable perquisites that are viewed as consistent with our overall compensation philosophy.

✓

Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of Frederic W. Cook & Co., Inc. (“Cook & Co.”) as an independent compensation consultant. Cook & Co. reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence and objectivity.

As part of our commitment to principles of good governance, we do not engage in the following practices:

✗	No-hedging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities.

✗	No-pledging policy: We prohibit our directors and executive officers from holding ADP securities in a margin account or pledging ADP securities as collateral for a loan.

✗

No repricing of underwater stock options: We do not lower the exercise price of any outstanding stock options or otherwise provide economic value to the holders of underwater stock options in exchange for the forfeiture of such awards.

✗	No discount stock options: The exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.

✗	No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

✗

No current dividends on unearned performance stock units. We do not pay dividends in respect of unearned performance stock units; rather, dividend equivalents are accrued over the applicable performance period and are paid only if the units are earned and shares issued at the end of the performance period.

Fiscal Year 2014 Executive Compensation Highlights

For fiscal year 2014, we maintained annual cash bonus targets at fiscal year 2013 levels and increased the base salary of each named executive officer by an average of 3.8%. In fiscal year 2014, we introduced a performance stock unit (PSU) program based on financial objectives that are measured over a three-year performance cycle comprised of three one-year performance periods. This new three-year program replaces our current PBRS program. The fiscal year 2014 target award opportunity under the new three-year PSU program will be earned and issued in fiscal year 2017 based upon the achievement of earnings per share performance goals for fiscal years 2014, 2015 and 2016. The shift from the two-year vesting schedule of the current PBRS program to a three-year vesting schedule of the new PSU program results in a gap in our annual vesting schedule with no vesting opportunity in fiscal year 2016. We have addressed this gap with a one-time transition grant award opportunity under our current PBRS program in fiscal year 2014, which will vest in September of fiscal year 2016 in accordance with the current program. The new PSU program, combined with this one-time transition grant, do not result in an incremental realizable compensation opportunity but rather continue to provide an annual vesting opportunity without any gap in fiscal year 2016, thereby avoiding possible retention risk in the absence of the vesting opportunity in fiscal year 2016. For a description of our PSU program see “Performance-Based Stock Awards” on page 32 of this proxy statement.

Automatic Data Processing, Inc. – Proxy Statement	|	24

Compensation Discussion and Analysis

A summary of fiscal year 2014 total direct compensation for our named executive officers is set forth in the following table, and additional detail is presented in the subsequent discussion as well as the tables and narratives that follow this CD&A:

Name	Base Salary	Annual Bonus	PBRS(1)	PSUs(1)(2)	Stock Options(1)	Total
Mr. Rodriguez	$900,000	$1,471,680	$2,341,875	$800,006	$1,599,998	$7,113,559
Mr. Siegmund	$550,001	$449,680	$836,160	$285,640	$434,240	$2,555,721
Ms. Lee	$530,503	$450,713	$766,480	$261,837	$434,240	$2,443,773
Mr. Anenen	$475,004	$391,020	$592,280	$202,328	$284,970	$1,945,602
Mr. O’Brien	$488,001	$349,115	$557,440	$190,427	$284,970	$1,869,953

Footnotes:
1	Equity amounts are the grant date fair values for the fiscal year 2014 equity awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal Year 2014” on page 37 of this proxy statement.

2	The amounts for the performance stock unit awards represent the grant date fair value of one-third of the target award. In accordance with FASB ASC Topic 718, only the grant date fair value for the performance year in which performance targets are set is reported.

Compensation Principles

We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:
  based on (i) the overall performance of the company, (ii) the performance of such executive’s business unit and (iii) each executive’s individual performance;

  closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;

  competitive, in order to attract and retain executives critical to our long-term success;

  consistent with high standards of corporate governance and best practices; and

  designed to discourage the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.

Our compensation programs are designed so that target pay reflects relative levels of responsibility among our key executives, and such that the proportion of pay tied to operating performance and changes in shareholder value varies directly with the level of responsibility and accountability to shareholders. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has a base salary range and a total annual cash compensation range, as well as ranges for annual equity grants. Executives are positioned within these ranges based on a variety of factors, most notably their experience and skill set and their performance over time.

We design our performance-based compensation so that actual, realized compensation will vary relative to the target award opportunity based on performance. As such, actual compensation amounts may vary above or below targeted levels depending on the overall performance of the company, performance of a business unit and achievement of individual performance goals. We have adopted this compensation design to provide meaningful incentives for our key executives to achieve excellent results. We also

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Compensation Discussion and Analysis

believe that it is important for our executive officers to have an ongoing long-term investment in the company as outlined on page 35 of this proxy statement under “Stock Ownership Guidelines.”

Growth in revenue and operating income are important performance measures in annual cash bonus determinations, and earnings per share growth is used to determine the number of shares earned in a performance period under our performance-based stock program. These performance criteria were chosen for the variable incentive plans because they focus our executive officers on the company’s long-term strategic goals of increasing the growth and profitability of our business, which are the key drivers of sustainable increases in stockholder value. The earnings per share measurement we use is diluted earnings per share from continuing operations.

Elements of Compensation

The following table summarizes the major elements of our fiscal year 2014 executive officer compensation programs.

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation data and comparison to other company executives
Annual Cash Bonus	To motivate executive officers to achieve company-wide, business unit and individual performance goals	Payment based on achievement of company-wide, business unit and individual performance goals
Performance-Based Stock Awards	To motivate executive officers to achieve certain longer-term goals and create long-term alignment with stockholders	Awards based on target growth in earnings per share Shares issued following applicable performance and vesting period
Stock Options	To align the interests of executive officers with long-term stockholders’ interests and ensure that realized compensation occurs only when there is a corresponding increase in stockholder value	Granted annually based on pay grades and individual performance Grants vest over four years

Consistent with our pay for performance philosophy, our named executive officers’ compensation is structured with a significant portion of their total compensation at risk and paid based on the performance of the company as a whole and the applicable business unit, and the achievement of individual performance goals. The mix of total direct compensation (base salary, cash bonus and long-term incentive awards) for fiscal year 2014 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other named executive officers (on average) if company and individual target levels of performance are achieved. The target pay mix reflects the PSU target award based on the three-year target opportunity and does not include the PBRS transition award. Mr. Rodriguez’s higher portion of at-risk compensation reflects his greater responsibility for overall company performance.

Compensation Consultant

The compensation committee has engaged Cook & Co. to provide assistance with the design of our compensation programs, the development of comparative market-based compensation data for the chief executive officer position and the determination of the chief executive officer’s target

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Compensation Discussion and Analysis

compensation awards. The specific matters on which Cook & Co. provided advice in fiscal year 2014 were the design of executive compensation programs and practices, including the changes to long-term incentives, and chief executive officer pay levels. In June 2013, Cook & Co. delivered to our compensation committee the results of a competitive assessment of compensation for use in determining fiscal year 2014 target compensation for Mr. Rodriguez. Cook & Co. also examined the mix of proposed performance-based stock awards and stock option grants for our named executive officers in fiscal year 2014 and confirmed that the proposals for the named executive officers appeared reasonable and customary, given the company’s size and structure.

As part of its ongoing support to the compensation committee, Cook & Co. also reviews executive compensation disclosures (including this Compensation Discussion and Analysis), reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the committee’s meetings.

The compensation committee determined that the work of Cook & Co. did not raise any conflicts of interest in fiscal year 2014. In making this assessment, the compensation committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and applicable Nasdaq listing standards, including the fact that Cook & Co. does not provide any other services to the company, the level of fees received from the company as a percentage of Cook & Co.’s total revenue, policies and procedures employed by Cook & Co. to prevent conflicts of interest, and whether the individual Cook & Co. advisers to the compensation committee own any stock of the company or have any business or personal relationships with members of the compensation committee or our executive officers.

Compensation Review and Determination

Our annual pay review focuses on base salary, annual cash bonus and long-term equity incentives. In determining the compensation of our named executive officers, we consider the type of business we are in and the nature of our organization. The compensation committee also considers market data provided by their independent compensation consultant and by management. The compensation committee examines summary compensation sheets detailing the amounts and mix of base salary, cash bonus, and equity grants for each of our named executive officers, which compare the amounts and mix to competitive compensation practices. We generally target base salary, annual cash bonus and long-term equity incentives at the median of competitive compensation levels, but we will set targets above or below the median when warranted in the judgment of the compensation committee. The degree to which target compensation ranges above or below the median competitive rate is primarily based on each executive’s skill set and experience relative to market peers. Executives who are new in their roles and therefore less experienced than market peers are typically positioned lower in the range, whereas executives with long tenure in their role may be positioned higher in the range.

We consult different sets of compensation data reflecting the levels and practices of different groups of businesses to determine competitive compensation levels for our chief executive officer and other named executive officers.

Chief Executive Officer. In benchmarking Mr. Rodriguez’s compensation, the compensation committee at its June 2013 meeting, reviewed the market compensation data from all U.S. public companies with annual revenue between $8 billion and $14 billion based on results as of April 30, 2013 (100 companies), which we believe is representative of the competitive environment we face with respect to senior executives. Utility companies were excluded because of the regulatory environment in which they operate. The median base salary, median target cash compensation and median target direct compensation (total cash plus long-term incentive compensation) of the comparison companies were $1,071,000, $2,695,000 and $8,760,000, respectively.

For fiscal year 2014, Mr. Rodriguez’s base salary was at the 13th percentile, his target cash compensation was at the 20th percentile and his target direct compensation was at the 25th percentile of the compensation of the chief executive officers of the comparison companies. The competitive positioning reflected Mr. Rodriguez’s recent promotion into the CEO role, and it is the compensation committee’s

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Compensation Discussion and Analysis

intention to increase his target compensation towards the median over time as his tenure increases assuming continued strong performance.

Other Named Executive Officers. With respect to the total cash and long-term incentive compensation for Ms. Lee and Messrs. Siegmund, Anenen, and O’Brien, management provided the compensation committee with competitive compensation market data based on compensation surveys reflecting the pay practices of publicly traded companies. The surveys used were the Towers Watson® U.S. General Industry Executive Database, the Hewitt Associates® Executive Total Compensation by Industry Survey, the Mercer Human Resources U.S. General Industry Executive Database and, for Messrs. Siegmund and O’Brien, the Equilar Inc.® Top 25 Database. The number of companies included in the surveys ranged from 14 to 123. The survey data is general and provides broad ranges. The compensation committee therefore does not review the actual companies or the compensation information of the specific organizations included in each sample, but rather reviews the interquartile range (i.e., median as well as the 25th and 75th percentiles). The companies included for Messrs. Siegmund and O’Brien were based on a revenue range such that the median company revenue approximates the annual revenue of ADP. The companies included for

Ms. Lee and Mr. Anenen were based on a revenue range such that the median company revenue approximates the annual revenue of the business units that the executive officer leads.

Differences in Compensation of Our Named
Executive Officers

We carefully designed the pay mix for our chief executive officer to be competitive when measured against the pay packages of other chief executive officers as indicated by the compensation study.

We have found that due to the broad responsibilities and the experience required for the chief executive officer position, compensation for chief executive officers in public companies that are similar in size to ours is significantly higher than those for other named executive officers.

When determining the compensation level for each of our executive officers, the compensation committee reviews each individual compensation element based on the previous year’s level, as well as how the proposed level for that individual element would compare to the other executive officers. The aggregate level for each executive officer’s compensation is then compared against the executive’s previous year’s totals and against compensation of other executive officers of the company.

Cash Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade, competitive compensation practices data and comparison to other company executives. Based on these criteria, our named executive officers received the following annual salary increases in fiscal year 2014:

Named Executive Officer	FY’13 Salary	Increase	FY’14 Salary
Mr. Rodriguez	$850,000	5.9%	$900,000
Mr. Siegmund	$525,000	4.8%	$550,001
Ms. Lee	$516,254	2.8%	$530,503
Mr. Anenen	$462,376	2.7%	$475,004
Mr. O’Brien	$475,000	2.7%	$488,001

Salary increases for the named executive officers were made effective July 1, 2013, the first day of the 2014 fiscal year.

Automatic Data Processing, Inc. – Proxy Statement	|	28

Compensation Discussion and Analysis

Annual Cash Bonus

Overview

We paid our named executive officers cash bonuses for fiscal year 2014 based on the attainment of company-wide, business unit and individual performance goals established at the beginning of the fiscal year.

For each executive officer, we establish a target bonus amount, which is initially expressed as a percentage of projected year-end annual base salary. This target bonus percentage ranges from 70% to 160% of base salary for the named executive officers. We also assign a percentage value to each bonus component of each named executive officer’s annual cash bonus plan and then determine the target bonus amount linked to each component. We establish these performance ranges to provide our named executive officers with a strong incentive to exceed the targets. The maximum bonus payment to all our named executive officers is 200% of the target bonus levels. There is no minimum payment level and the entire award opportunity is forfeited if threshold performance goals are not achieved.

The compensation committee establishes and approves the annual target bonus objectives and award opportunities for each of our named executive officers. In making these determinations, the compensation committee considers a variety of factors including market data, each officer’s relative level of responsibility, and the chief executive officer’s recommendations for executives other than himself. Our named executive officers participated in the discussions surrounding their bonus objectives so that they could provide their input and understand the expectations of each bonus plan component, but they did not participate in the setting of the target award opportunities nor did they participate in the committee’s voting or deliberations regarding their individual compensation amounts. Each named executive officer receives a final version of his or her individualized bonus plan after it was approved by the compensation committee. Except in extraordinary circumstances, bonus objectives are not modified during the fiscal year, and no bonus objectives were modified during fiscal year 2014.

The compensation committee reviews the performance of each of our named executive officers relative to his or her annual fiscal year target bonus plan objectives at its regularly scheduled August meeting, which is the first meeting following the end of our fiscal year. Based on this review, the compensation committee determines and approves the annual cash bonuses for each of our executive officers.

Named Executive Officers’ Fiscal Year 2014 Bonuses

Fiscal year 2014 target bonuses for the named executive officers were the same in percentage terms as in fiscal year 2013. Following the conclusion of fiscal year 2014, the compensation committee considered the performance of the company, the business units and the individual named executive officers for the 2014 fiscal year against the named executive officers’ bonus objectives, assessed which of the individual bonus targets were met, exceeded or not fully achieved and approved cash bonuses as follows:

	Target Bonus	Target	Maximum	Actual	Bonus
	as % of	Bonus	Bonus as %	Bonus	Amount as %
Named Executive Officer	Base Salary	Amount	of Target	Amount	of Target
Mr. Rodriguez	160%	$1,440,000	200%	$1,471,680	102.2%
Mr. Siegmund	80%	$440,000	200%	$449,680	102.2%
Ms. Lee	80%	$424,400	200%	$450,713	106.2%
Mr. Anenen	70%	$332,500	200%	$391,020	117.6%
Mr. O’Brien	70%	$341,600	200%	$349,115	102.2%

29	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

Fiscal Year 2014 Target Bonus Objectives

Each objective for our named executive officers was satisfied as set forth below:

	Mr. Rodriguez		Mr. Siegmund		Ms. Lee		Mr. Anenen		Mr. O’Brien
		Payout		Payout		Payout		Payout		Payout
	Target	as % of	Target	as % of	Target	as % of	Target	as % of	Target	as % of
Bonus Objectives	Weight	Target	Weight	Target	Weight	Target	Weight	Target	Weight	Target
Revenue Growth	20.0%	114.7%	20.0%	114.7%	15.0%	114.7%	15.0%	114.7%	20.0%	114.7%
Operating Income
Growth	20.0%	95.5%	20.0%	95.5%	20.0%	95.5%	20.0%	95.5%	20.0%	95.5%
Sales Growth	20.0%	89.1%	20.0%	89.1%	15.0%	89.1%	—	—	20.0%	89.1%
Division Financial
Performance	—	—	—	—	20.0%	123.5%	35.0%	137.1%	—	—
Strategic Objectives	40.0%	106.0%	40.0%	106.0%	30.0%	106.0%	30.0%	111.0%	40.0%	106.0%

The bonus objectives were designed to reward achievement of goals that are aligned with the key components of our operational and strategic success, the degree to which the named executive officers have responsibility over overall company performance or individual division results, and to provide a set of common objectives that facilitate collaborative engagement. The compensation committee established the following financial goals for our named executive officers:

Revenue Growth: 7.6% as a target objective, 200% of target was to be awarded for revenue growth of 11.0% or greater, and 0% of target was to be awarded for revenue growth below 3.0%.

Operating Income: 8.6% as a target objective, 200% of target was to be awarded for operating income growth of 12% or greater, and 0% of target was to be awarded for operating income growth below 3.0%.

Sales Growth (ES Worldwide): 8.7% as a target objective, 200% of target was to be awarded for sales growth of 12% or greater, and 0% of target was to be awarded for negative sales growth. This objective is not included in Mr. Anenen’s bonus plan.

Division Financial Performance: Successfully achieve net operating income, client retention and, in the case of Mr. Anenen, sales, equal to their respective divisions’ target results for fiscal year 2014.

Strategic Objectives:

  Increase percent of new product R&D spend as a percent of total R&D.

  Complete platform migration and rationalizations planned for fiscal year 2014.

  Improve market share gains against key competitors.

  Continue to improve the business process improvement program.

  Solidify leadership team and build talent pipeline. Build a solid succession plan for senior leadership team.
  Continue to drive improvement in diversity. Maintain associate engagement scores above the 75th percentile of the industry benchmark.

Long-Term Incentive Compensation Programs

We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. For fiscal year 2014, long-term incentives are awarded in the form of performance-based stock awards and stock option grants. The compensation committee selected these awards because they ensure that the overall long-term incentive program is closely tied to changes in stockholder value and the degree to which critical operating objectives are attained, and support our talent retention objectives.

Automatic Data Processing, Inc. – Proxy Statement	|	30

Compensation Discussion and Analysis

For all of our named executive officers except our chief executive officer, we target a long-term incentive compensation mix of 70% performance-based stock awards and 30% stock options. For fiscal year 2014, the compensation committee approved a long-term incentive mix for the chief executive officer of 60% performance-based stock awards and 40% stock options. The compensation committee believes that this incentive mix is appropriate for the chief executive officer because of his greater role in driving long-term stockholder value creation.

The compensation committee may also from time to time grant discretionary awards of time-based restricted stock to our executive officers. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation between performance-based stock awards and stock option grants. No such awards were made to our executive officers in fiscal year 2014.

The target long-term incentive mix approved for fiscal year 2014 grants is shown in the following chart:

1	Performance-Based Stock reflects the entire PSU target award based on the three-year target opportunity and does not include the PBRS transition award.

As part of our annual market analysis of compensation data, we compare our long-term equity incentive grant values with competitive levels. We establish share grant target amounts or ranges of target amounts for each executive level and set the midpoints of such ranges at the market median levels. The compensation committee reviews the share grant targets and target ranges annually to ensure that the resulting awards based on current stock price and option fair value remain generally consistent with our median compensation philosophy.

Prior to the beginning of each fiscal year, we analyze the target performance stock award and stock option grant levels to confirm that our desired target long-term incentive compensation values are appropriate in the context of the compensation studies referred to under “Compensation Review and Determination” above. When comparing our desired values to these compensation studies, we look at both equity elements in total.

At its June 2013 meeting, the compensation committee approved target awards of PSUs for all named executive officers, which were granted in September 2013 and will be earned and issued in fiscal year 2017. The named executive officers were also granted a one-time transition PBRS target award in order to provide a vesting opportunity in fiscal year 2016, which would otherwise be absent as a result of our shift from the two-year vesting schedule of the PBRS program to a three-year vesting schedule of the new PSU program. The transition PBRS awards are the same size as the PSU awards. At its January 2014 meeting, the compensation committee approved stock option grants for the named executive officers for fiscal year 2014. The performance-based stock awards (at target) and stock option grants for fiscal year 2014 are summarized in the table below:

Named Executive Officer	Target PSU Award	Target PBRS Award	Stock Options
Mr. Rodriguez	33,609	33,609	117,907
Mr. Siegmund	12,000	12,000	32,000
Ms. Lee	11,000	11,000	32,000
Mr. Anenen	8,500	8,500	21,000
Mr. O’Brien	8,000	8,000	21,000

31	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

Performance-Based Stock Awards

In fiscal year 2014, we introduced a PSU program based on financial objectives that are measured over a three-year performance period consisting of three one-year earnings per share performance goals. This new three-year PSU program replaces our current PBRS program. The fiscal year 2014 target award opportunity under the new PSU program, which was granted in September 2013, will be earned and issued in September 2016 based upon the achievement of earnings per share performance goals for fiscal years 2014, 2015 and 2016. The transition PBRS grant opportunity awarded by the compensation committee to fill the gap in the performance-based equity vesting schedule in fiscal year 2016 will be earned based on the achievement of earnings per share performance goals for fiscal year 2014 and, to the extent earned based on the achievement of such performance goals, will vest in September 2015. We believe the new three-year PSU program will further the company’s longer term financial goals by tying a substantial portion of the total compensation opportunity to multi-year performance, and better promote talent retention by lengthening the performance period.

For purposes of our performance-based stock awards, the earnings per share goals and corresponding award ranges are typically established and communicated to our executive officers (including the named executive officers) in the first quarter of each respective fiscal year, and for the 2014 performance year were approved by the compensation committee in August 2013. After the conclusion of each fiscal year, the compensation committee confirms the earnings per share results and determines the percentage of target achieved based on such results by using linear interpolation between the lower and upper bounds of the award range. Under the PSU program, after the end of the three-year performance period, the percentages for each of the individual three fiscal years in the performance period will be averaged to obtain the percentage of target award earned. However, notwithstanding the achievement of earnings per share results, if the company’s total shareholder return is not positive for the three-year performance period, the total number of PSUs awarded may not exceed 100% of the target award. The PSU award earned will also be credited with dividend equivalents from the grant date of the target award until the issuance date, assuming all dividends were reinvested in ADP stock at the time dividends are paid. The issuance of the total number of PSUs earned will be made in the form of shares of ADP stock in September following the conclusion of the three-year performance period.

In August 2013, the compensation committee established earnings per share growth goals and corresponding award ranges for the fiscal year 2014 target award under the PSU program and transition award under the PBRS programs as follows, with the percentage earned within each range to be determined by linear interpolation between the lower and upper bounds:

Restricted Stock Grant as
Earnings Per Share Growth	Percentage of Target
Under 6%	0%
6%	50%
9%	100%
12% or more	150%

Our actual earnings per share growth for fiscal year 2014, adjusted for certain non-recurring items as described above under “Fiscal Year 2014 Business Highlights,” was 9.0%, resulting in the transition PBRS awards being earned at 100% of target level. The transition PBRS awards were settled by the issuance in September 2014 of restricted shares that will vest in September 2015, subject to the executive’s continued employment with the company through the vesting date. Dividends are paid only with respect to shares of restricted stock that have been issued.

Automatic Data Processing, Inc. – Proxy Statement	|	32

Compensation Discussion and Analysis

Stock Options

We grant stock options to our executive officers based upon their pay grades (other than our chief executive officer). Stock options generally vest over four years. The grant level for each pay grade is determined based on our annual review of our long-term incentive compensation program. Our chief executive officer recommends to the compensation committee the number of stock options for our executive officers, other than himself. The compensation committee determined and approved stock option grants for our chief executive officer as part of a review of his entire compensation package based on the guidance of its independent compensation consultant, Cook & Co.

While the compensation committee can consider a stock option grant at any time for our executive officers, it makes its regularly scheduled stock option grants at its first meeting in January of each calendar year. The compensation committee generally sets its calendar of meetings in August of each year and we do not coordinate the January meeting date, or any other meeting dates, with any regularly scheduled announcement or corporate event. Additional stock option grants may be made to assist us in recruiting, promoting or retaining executive officers.

Time-Based Restricted Stock

The compensation committee may from time to time grant discretionary awards of time-based restricted stock to our executive officers. These discretionary grants assist us in the recruitment, promotion or retention of executive officers. Our named executive officers did not receive any time-based restricted stock grants in fiscal year 2014.

Other Compensation Components and Considerations

In addition to the compensation components discussed above and the opportunity to participate in the same Employees’ Savings-Stock Purchase Plan and the same health and welfare benefits available to our U.S. associates generally, we offer our executive officers retirement benefits, deferred compensation, limited perquisites and change in control protection. We believe these additional benefits are fair, competitive, consistent with our overall compensation philosophy and designed to ensure that we can effectively retain our executive officers as well as effectively compete for executive talent.

Retirement Benefits

All executive officers can participate in the Automatic Data Processing, Inc. Retirement and Savings Plan (our 401(k) plan) and are automatically enrolled in the Automatic Data Processing, Inc. Pension Retirement Plan (a tax-qualified, defined benefit, cash balance pension plan). These plans are generally available to all U.S. associates; however, the Pension Retirement Plan will become closed to new participants as of January 2015. Our named executive officers also participate in the Supplemental Officers Retirement Plan, which provides retirement benefits to our executive officers in excess of those generally available under our qualified cash balance pension plan. The Supplemental Officers Retirement Plan, which was closed to new participants beginning in January 2014, enables us to retain experienced senior executive talent necessary to achieve growth by providing for their financial security following their retirement, and provides these executive officers with a retirement benefit targeted to a competitive income replacement ratio at normal retirement age.

Deferred Compensation

All executive officers may defer all or a portion of their annual cash bonuses into a deferred compensation account. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives and to provide our executive officers with a tax efficient way to save for retirement. The company does not match deferrals by its named executive officers or otherwise contribute any amounts to the named executive officers’ deferred compensation amounts. Since the deferral accounts are made up of funds already earned by the executive officers, we do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions.

33	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

Perquisites

We provide each of our executive officers the use of automobiles leased by the company. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales President’s Club events. In addition, the ADP Foundation makes contributions that match the charitable gifts made by our executive officers up to a maximum of $20,000 per calendar year. Finally, company policy permits Mr. Rodriguez to occasionally use the company’s aircraft for personal travel in order to maximize his business availability and productivity, provided that he reimburses the company for the aggregate incremental cost incurred by the company in connection with any such personal use.

We did not make any tax gross-up payments to our named executive officers in fiscal year 2014, except for payments related to relocation expenses, which are available to all U.S. associates who participate in the company’s relocation program.

Change in Control and Severance Arrangements

The Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers is designed (i) to retain our corporate officers (including the named executive officers) and our staff vice presidents and (ii) to align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. In addition, Mr. Rodriguez’s employment agreement, which was entered into in December 2011, contains provisions related to severance and change in control as described below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control”.

Under our Change in Control Severance Plan for Corporate Officers (described below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control”), our executive officers have separation entitlements that differ from one another. Under the plan as in effect during fiscal year 2014, Mr. Rodriguez was entitled to severance equal to approximately one and one-half to two times base salary and bonus upon termination of employment without cause or with good reason, while our other named executive officers were entitled to severance equal to approximately one to one and one-half times base salary and bonus. We believe that a higher severance multiple for our chief executive officer is needed in order to attract the individual we believe is best suited for the office. Our chief executive officer is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. Under the plan as in effect during fiscal year 2014, our Change in Control Severance Plan for Corporate Officers also provided that the vesting of certain unvested equity awards would be accelerated under some termination scenarios based on a “double trigger” in which payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the 3-year period after a change in control. In August 2014, we made certain amendments to the plan to be effective in future years, as described in more detail below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control.”

The severance formulas we use for executive officers are each designed to provide the level of temporary replacement income we feel is appropriate for that office, but the compensation our executive officers may receive after termination of employment or a change in control is not taken into account when current compensation levels are determined.

In April 2014, as previously disclosed, we entered into a Separation Agreement and Release with Ms. Lee regarding her departure from the company to be effective December 31, 2014. The terms of the Separation Agreement and Release are described below under “Potential Payments to Named Executive Officers Upon Termination or Change in Control.” The compensation committee believes that the terms of the Separation Agreement and Release are reasonable and appropriate in light of Ms. Lee’s significant contributions to the company in a senior leadership role and her 32 years of dedicated service to the company.

Automatic Data Processing, Inc. – Proxy Statement	|	34

Compensation Discussion and Analysis

Accounting and Tax Considerations

We consider accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. In particular, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which are defined as our named executive officers, other than the chief financial officer). However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We strive to make only those cash and equity-based awards and grants that qualify as performance-based compensation or that we otherwise can deduct when determining our corporate taxes. Our stockholders have previously approved incentive plans (including our 2008 Omnibus Award Plan) that are intended to permit the company to make equity-based awards and cash bonuses that may qualify as performance-based compensation for purposes of Section 162(m). However, the overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the component and the stockholder value that management and the compensation committee believe the pay component reinforces. The compensation committee may, however, award compensation that is not deductible under Section 162(m) when, in the exercise of the committee’s judgment, it would be in the best interests of the company and its stockholders to do so. Compensation attributable to the vesting of time-based restricted stock does not qualify as performance-based compensation, and therefore may not be deductible to the extent it results in aggregate non-performance based compensation in excess of $1,000,000. With the exception of Mr. O’Brien, who received a one-time grant of 15,000 shares of time-based restricted stock in April of 2012 in connection with being hired as our chief human resources officer, our named executive officers have not received any time-based restricted stock since fiscal year 2010.

Compensation Recovery (Clawback)

Our stock option, restricted stock award, and PSU award agreements pursuant to our 2008 Omnibus Award Plan permit the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to us any option gain and/or the value of vested restricted stock, as applicable, if the recipient engages in activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

Stock Ownership Guidelines

The compensation committee has established stock ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. We set the stock ownership guidelines on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) consists of stock owned outright by the executive officer or beneficially through ownership by direct family members (spouses and/or dependent children), or stock owned through our Retirement and Savings Plan.

Under our stock ownership guidelines, Mr. Rodriguez is expected to own an amount of our stock equal in value to six times his base salary and Ms. Lee and Messrs. Siegmund, Anenen and O’Brien are expected to own an amount of our stock equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are required to retain as shares of common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock. As of the end of fiscal year 2014, all named executive officers met the stock ownership guidelines, with the exception of Mr. O’Brien, who was hired in April 2012.

35	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Committee Report

The compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of the company’s 2014 proxy statement. Based on its review and discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2014 proxy statement.

Compensation Committee of the Board of Directors

Gregory D. Brenneman, Chairman
Richard T. Clark
R. Glenn Hubbard
John P. Jones
Gregory L. Summe

Automatic Data Processing, Inc. – Proxy Statement	|	36

Compensation of Executive Officers

The following table summarizes the compensation of our named executive officers for fiscal year 2014.

Summary Compensation Table for Fiscal Year 2014

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	2014	$900,000	$0	$3,141,881	$1,599,998	$1,471,680	$1,069,306	$54,282	$8,237,147
President and Chief	2013	$850,000	$0	$2,223,135	$1,396,440	$1,437,520	$379,644	$51,016	$6,337,755
Executive Officer	2012	$729,744	$0	$926,200	$1,673,900	$1,452,400	$636,696	$50,482	$5,469,422
Jan Siegmund	2014	$550,001	$0	$1,121,800	$434,240	$449,680	$416,270	$28,981	$3,000,972
Chief Financial	2013	$492,484	$0	$428,625	$215,500	$484,680	$43,364	$27,743	$1,692,396
Officer	2012	$415,001	$0	$347,325	$132,150	$358,500	$379,772	$32,997	$1,665,745
Regina R. Lee	2014	$530,503	$0	$1,028,317	$434,240	$450,713	$563,385	$25,618	$3,032,776
Division President	2013	$516,254	$0	$685,800	$215,500	$416,720	$180,371	$67,578	$2,082,223
	2012	$500,004	$0	$555,720	$176,200	$468,800	$729,497	$80,843	$2,511,064
Steven J. Anenen	2014	$475,004	$0	$794,608	$284,970	$391,020	$679,641	$35,142	$2,660,385
Division President	2013	$462,376	$0	$514,350	$155,160	$332,726	$199,410	$31,957	$1,695,979
	2012	$450,001	$0	$416,790	$132,150	$373,000	$980,380	$32,002	$2,384,323
Dermot J. O’Brien	2014	$488,001	$0	$747,867	$284,970	$349,115	$142,507	$47,225	$2,059,685
Chief Human	2013	$475,000	$50,000 (1)	$485,775	$155,160	$351,453	$61,508	$30,887	$1,609,783
Resources Officer

Footnotes:
(1)	Sign on bonus Mr. O’Brien received in connection with being hired as chief human resources officer.

(2)	Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal years 2014, 2013 and 2012 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2014 included in our annual report on Form 10-K for the fiscal year ended June 30, 2014. The amounts shown in the Stock Awards column reflect the grant date fair value of performance-based stock awards based upon the probable outcome of the performance condition as of the grant date. The awards for fiscal year 2014 are comprised of the PSU awards and the transition PBRS awards. Consistent with the requirements of ASC Topic 718, the value of the PSUs is based on one-third of the full number of target shares for which an EPS goal was established in fiscal year 2014 under the awards made in September 2013 which are scheduled to be paid out in September 2016. Remaining portions of these awards will be linked to EPS goals established for fiscal year 2015 and fiscal year 2016 and will be reported in the Summary Compensation Table for those fiscal years. The maximum value of the performance-based stock awards granted in fiscal years 2014, 2013, and 2012, respectively, assuming achievement of the highest level of performance are: Mr. Rodriguez, $4,712,822, $3,334,703, and $1,389,300; Mr. Siegmund, $1,682,700, $642,938, and $520,988; Ms. Lee, $1,542,475, $1,028,700, and $833,580; Mr. Anenen, $1,191,912, $771,525, and $625,185; Mr. O’Brien, $1,121,800, and $728,662.

(3)	Performance-based bonuses paid under the annual cash bonus program are shown in this column. A discussion of our annual cash bonus program may be found in our Compensation Discussion and Analysis under “Cash Compensation—Annual Cash Bonus”.

37	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

(4)	Amounts shown reflect the aggregate increase during the last fiscal year in the present value of the executive’s benefit under our tax-qualified cash balance pension plan, the Automatic Data Processing, Inc. Pension Retirement Plan, and our non-qualified supplemental retirement plan, the Supplemental Officers Retirement Plan. There were no above-market or preferential earnings on nonqualified deferred compensation. The Pension Retirement Plan and the Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated the present value as of June 30, 2011 based on the RP-2000 white collar mortality table (projected to 2018), a 3.90% interest crediting rate for the pension plan, and a 5.40% discount rate; the present value as of June 30, 2012 is based on the RP-2000 white collar mortality table (projected to 2019), a 3.25% interest crediting rate for the pension plan, and a 3.90% discount rate; the present value as of June 30, 2013 is based on the RP-2000 white collar mortality table (projected to 2020), a 3.25% interest crediting rate for the pension plan, and a 4.5% discount rate; the present value as of June 30, 2014 is based on the RP-2000 white collar mortality table (projected generationally using Scale AA), a 3.25% interest crediting rate for the pension plan, and a 4.05% discount rate.

(5)	Please refer to the “All Other Compensation for Fiscal Year 2014” table below for further information.

All Other Compensation For Fiscal Year 2014

			Matching
	Other	Tax	Charitable
Name	Benefits(1)	Payments(2)	Contributions(3)	Total
Carlos A. Rodriguez	$32,582	$0	$21,700	$54,282
Jan Siegmund	$14,981	$0	$14,000	$28,981
Regina R. Lee	$18,109	$1,009	$6,500	$25,618
Steven J. Anenen	$35,142	$0	$0	$35,142
Dermot J. O’Brien	$25,525	$0	$21,700	$47,225

Footnotes:
(1)	Other Benefits include:

	(a)	Actual cost to the company of leasing automobiles (and covering related maintenance, registrations and insurance fees) used for personal travel: Mr. Rodriguez, $17,075; Mr. Siegmund, $295; Ms. Lee, $1,715; Mr. Anenen, $18,257; and Mr. O’Brien, $17,009.

	(b)	Amount paid by the company on behalf of the executives and their spouses or significant others who accompanied them in connection with travel sponsored by the company: Mr. Rodriguez, $3,612; Mr. Siegmund, $2,980; Ms. Lee, $3,600; and Mr. Anenen, $5,300.

	(c)	Relocation expense (available to the company’s associates generally): Ms. Lee, $1,119.

	(d)	Matching contributions to the company’s Retirement and Savings Plan (available to the company’s associates generally): Mr. Rodriguez, $10,815; Mr. Siegmund, $10,815; Ms. Lee, $10,815; Mr. Anenen, $10,815; and Mr. O’Brien, $7,725.

	(e)	Life insurance and accidental death and dismemberment premiums paid by the company (available to the company’s associates generally): Mr. Rodriguez, $1,080; Mr. Siegmund $891; Ms. Lee, $860; Mr. Anenen, $770; and Mr. O’Brien, $791.

	(f)	Other benefits include occasional personal travel on the company’s aircraft by Mr. Rodriguez and his immediate family. Mr. Rodriguez’s immediate family may also occasionally accompany him on the company’s aircraft when he is traveling on company business. Pursuant to company policy, Mr. Rodriguez reimbursed the company for the amount of aggregate incremental cost incurred by the company in connection with any such personal use. Incremental cost is calculated by multiplying the personal flight time, including empty aircraft positioning time, by the aircraft’s hourly variable operating cost. Variable operating cost includes maintenance, fuel, cleaning, landing fees, flight fees, catering, and crew traveling expenses, including hotels, meals and transportation.

Automatic Data Processing, Inc. – Proxy Statement	|	38

Compensation of Executive Officers

(2)	Gross-up for relocation expense (available to all participants in the relocation program).

(3)	Reflects matching charitable contributions made by the ADP Foundation in an amount not to exceed $20,000 in a calendar year in respect of any given named executive officer’s charitable contributions for that calendar year. Amounts may exceed $20,000 because, while matching charitable contributions are limited to $20,000 in a calendar year, this table reflects matching charitable contributions for the fiscal year ended June 30, 2014.

Grants of Plan-Based Awards Table for Fiscal Year 2014

	Grant Date(1)	Date of Corporate Action	Plan Under which Grant was Made(2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name					Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
(a)	(b)	(bb)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Cash
Carlos A. Rodriguez			Bonus		$0	$1,440,000	$2,880,000
	9/3/2013	8/6/2013	PBRS					16,805	33,609	50,414				$2,341,875
	9/3/2013	8/6/2013	PSU	(5)				5,602	11,203	16,805				$800,006
			Stock
	1/23/2014		Options									117,907	$79.31	$1,599,998
			Cash
Jan Siegmund			Bonus		$0	$440,000	$880,000
	9/3/2013	8/6/2013	PBRS					6,000	12,000	18,000				$836,160
	9/3/2013	8/6/2013	PSU	(5)				2,000	4,000	6,000				$285,640
			Stock
	1/23/2014		Options									32,000	$79.31	$434,240
			Cash
Regina R. Lee			Bonus		$0	$424,400	$848,800
	9/3/2013	8/6/2013	PBRS					5,500	11,000	16,500				$766,480
	9/3/2013	8/6/2013	PSU	(5)				1,833	3,667	5,500				$261,837
			Stock
	1/23/2014		Options									32,000	$79.31	$434,240
			Cash
Steven J. Anenen			Bonus		$0	$332,500	$665,000
	9/3/2013	8/6/2013	PBRS					4,250	8,500	12,750				$592,280
	9/3/2013	8/6/2013	PSU	(5)				1,417	2,833	4,250				$202,328
			Stock
	1/23/2014		Options									21,000	$79.31	$284,970
Dermot J. O’Brien			Cash
			Bonus		$0	$341,600	$683,200
	9/3/2013	8/6/2013	PBRS					4,000	8,000	12,000				$557,440
	9/3/2013	8/6/2013	PSU	(5)				1,333	2,667	4,000				$190,427
			Stock
	1/23/2014		Options									21,000	$79.31	$284,970

Footnotes:
(1)	The grant date shown in column (b) of the table was determined pursuant to FASB ASC Topic 718. The grant date shown in column (bb) shows the date on which our compensation committee set target award amounts under the PBRS and PSU program.

(2)	PBRS refers to our performance-based restricted stock program and PSU refers to our performance stock unit program under our 2008 Omnibus Award Plan. Stock options were also granted under our 2008 Omnibus Award Plan.

(3)	No payouts will be made if actual performance is below threshold level.

39	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

(4)	We computed the grant date fair value of each PBRS, PSU and option grant shown in column (l) in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 11 to our audited consolidated financial statements for the fiscal year ending June 30, 2014 included in our annual report on Form 10-K for the fiscal year ended June 30, 2014.

(5)	Consistent with the requirements of ASC Topic 718, the amount represents the first third of the performance stock unit award made in September 2013 for which the grant date fair value was established in September 2013. The units earned from this award will be paid out in September 2016.

Automatic Data Processing, Inc. – Proxy Statement	|	40

Compensation of Executive Officers

Mr. Rodriguez’s Employment Agreement

Mr. Rodriguez entered into an employment agreement with the company on December 14, 2011. Mr. Rodriguez’s employment agreement provides for a three year term that begins November 8, 2011 and expires November 7, 2014. The employment agreement provides Mr. Rodriguez with an annual base salary of at least $800,000, and an annual target bonus of at least 160% of the base salary (without any proration for the company’s 2012 fiscal year). The actual bonus paid to Mr. Rodriguez will be based upon accomplishment of performance goals established by the compensation committee each year.

Pursuant to the employment agreement, on January 26, 2012, Mr. Rodriguez received a stock option grant of 40,000 shares that was determined by the compensation committee prior to his promotion to chief executive officer as part of his fiscal 2012 long-term incentive compensation, plus an additional special stock option grant of 150,000 shares in recognition of his promotion to chief executive officer. Each stock option grant is scheduled to vest in four equal annual installments of 25% each, commencing one year after the grant date.

Mr. Rodriguez’s employment agreement also contains provisions related to his involuntary termination from the company, which are summarized on page 56 of this proxy statement.

In addition, Mr. Rodriguez’s employment agreement provides that he is entitled to participate in all of the company’s pension, 401(k), medical and health, life, accident, disability and other insurance programs, equity plans and other compensation and benefits plans and arrangements that are generally available to other company executives, such as the company’s Pension Retirement Plan and Supplemental Officers Retirement Plan, which are described on page 51 of this proxy statement under “Automatic Data Processing, Inc. Pension Retirement Plan” and “Supplemental Officers Retirement Plan.”

Mr. O’Brien’s Employment Agreement

Mr. O’Brien entered into an employment agreement with the company on March 15, 2012. The employment agreement provides Mr. O’Brien with an initial annual base salary of $475,000, and an annual target bonus of 70% of the base salary (prorated for fiscal year 2012 to reflect the full number of months of employment with the company prior to June 30, 2012). The employment agreement also provides that the actual bonus paid to Mr. O’Brien will be based upon accomplishment of performance goals established by the chief executive officer each year, provided that his actual bonus for fiscal year 2012 and fiscal year 2013 will be no less than his target bonus for such years so long as his employment is not terminated by the company for “cause”, due to disability, due to death or by Mr. O’Brien without “good reason” (each as defined in his employment agreement). Pursuant to the employment agreement, Mr. O’Brien also received a cash sign-on bonus of $50,000, payable 75 days after his effective start date.

Pursuant to the employment agreement, on April 30, 2012, Mr. O’Brien received a grant of 15,000 shares of time-based restricted stock, the restrictions on which lapsed as to 8,000 shares on March 1, 2013, and 4,000 shares on May 1, 2014, and lapse as to 3,000 shares on May 1, 2015. He was also eligible to participate in the fiscal year 2013 PBRS program with a target of 8,500 shares of restricted stock if the applicable performance objectives are achieved, with the actual number of shares earned to be based on performance in accordance with the terms of the PBRS program. The restricted stock issued to Mr. O’Brien pursuant to the 2013 PBRS program vested in September 2014. Pursuant to the employment agreement, Mr. O’Brien was offered an initial stock option grant of 30,000 shares at the next meeting of the compensation committee following his start date, scheduled to vest in four equal annual installments of 25% each commencing one year after the grant date.

41	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

Mr. O’Brien’s employment agreement also contains provisions related to his involuntary termination from the company (including participation in the Change in Control Severance Plan for Corporate Officers), which are summarized on page 57 of this proxy statement.

In addition, Mr. O’Brien’s employment agreement provides that he is entitled to participate in all of the company’s pension, 401(k), medical and health, life, accident, disability and other insurance programs, equity plans and other compensation and benefits plans and arrangements that are generally available to other company executives, such as the company’s Pension Retirement Plan and Supplemental

Officers Retirement Plan, which are described on page 51 of this proxy statement under “Automatic Data Processing, Inc. Pension Retirement Plan” and “Supplemental Officers Retirement Plan.”

Mr. O’Brien’s employment agreement also provides that he has continuing rights for indemnification under the company’s charter or bylaws or other policies and procedures in effect on March 15, 2012 including coverage by directors’ and officers’ liability insurance, should the company provide such insurance for senior management and whether through an independent or captive insurer and under any indemnification trust.

Restricted Stock/Performance Stock Units

We grant restricted stock under our 2008 Omnibus Award Plan. Restricted stock awards granted in connection with our PBRS program will vest 12 months following issuance. Other restricted stock awards will vest over periods determined by our compensation committee.

In fiscal year 2014, we introduced a performance stock unit program based on financial objectives that are measured over a three-year performance cycle comprised of three one-year performance periods. This new three-year program replaces our performance-based restricted stock program. If, after completion of the first measurement year of the three-year performance period, a participant’s employment with the Company is terminated prior to the expiration of the performance period due to death, disability or retirement (defined as voluntary termination of employment at or after age 65, or age 55 with 10 years of service), a participant will be entitled to receive a pro-rata portion (based on the number of completed months in the performance period through the date of termination of employment, divided by 36) of the PSUs earned for such performance period (which, in the case of death or disability, including any death or disability occurring after retirement, will be determined by assuming 100% achievement for each measurement year in the performance period not completed prior to the participant’s death or disability).

Recipients of performance-based restricted stock and performance stock unit awards will be entitled to receive dividends paid only with respect to shares of restricted stock that have been earned. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

Restricted stock and performance stock unit awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to the company any gain realized on the award (the fair market value, on the applicable vesting date, of the shares delivered to the participant), if the recipient engages in an activity that is in conflict with or adverse to the company’s interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

Stock Options

We grant stock options under our 2008 Omnibus Award Plan with an exercise price equal to our closing stock price on the date of grant. No option may be exercised after the expiration of its ten-year term. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

Automatic Data Processing, Inc. – Proxy Statement	|	42

Compensation of Executive Officers

Stock options granted under our 2008 Omnibus Award Plan become fully vested and exercisable upon the death or disability of an option holder who (i) is an active employee, (ii) satisfied the company’s retirement criteria and retired on or after age 55 with 10 years of service (Normal Retirement), or (iii) retired in the previous twelve months on or after age 55 with between five and 10 years of service. Stock options will continue to vest following a Normal Retirement that occurs after the first anniversary of an option’s grant date.

Vested options granted under our 2008 Omnibus Award Plan may generally be exercised for up to 60 days following an option holder’s termination of employment with the company (or per past company practice, the severance end date, if later), provided that:

  option holders who retire on or after Normal Retirement will have 37 months following retirement (or per past company practice, the severance end date, if later) to exercise their vested options (subject to extension in the case of subsequent death);

  option holders who retire on or after age 55 with between five and 10 years of service will have twelve months following retirement (or per past company practice, the severance end date, if later) to exercise their vested options (subject to extension in the case of subsequent death);

  option holders who die or become disabled on or after eligibility for Normal Retirement will have 36 months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability); and

  option holders who were not eligible for Normal Retirement on the date of death or disability will have twelve months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability).

Stock option awards under our 2008 Omnibus Award Plan allow our compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to the company any option gain, if the recipient engages in an activity that is in conflict with or adverse to the company’s interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

43	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

Outstanding Equity Awards for Fiscal Year-End 2014

		Option Awards				Stock Awards
								Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan Awards:
								Number of	Market or
							Market	Unearned	Payout Value
		Number of	Number of			Number	Value of	Shares,	of Unearned
		Securities	Securities			of Shares	Shares or	Units or	Shares, Units
		Underlying	Underlying			or Units of	Units of	Other	or Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Rights That
		Options	Options	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date(1)	(Exercisable)	(Unexercisable)	($)	Date	(#)	($)(2)	(#)(3)	($)(2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	2/8/2011		5,000	$49.52	2/7/2021
	1/26/2012		95,000	$55.82	1/25/2022
	1/25/2013	40,500	121,500	$59.89	1/24/2023
	1/23/2014		117,907	$79.31	1/22/2024
	9/3/2013					38,900	$3,083,992
	9/2/2014					33,609	$2,664,522
	9/3/2013							11,203	$888,174
Jan Siegmund	1/31/2008	12,000		$40.28	1/30/2018
	2/10/2009	12,000		$37.58	2/9/2019
	2/9/2010	12,000		$40.70	2/8/2020
	2/8/2011	7,500	2,500	$49.52	2/7/2021
	1/26/2012	7,500	7,500	$55.82	1/25/2022
	1/25/2013	6,250	18,750	$59.89	1/24/2023
	1/23/2014		32,000	$79.31	1/22/2024
	9/3/2013					7,500	$594,600
	9/2/2014					12,000	$951,360
	9/3/2013							4,000	$317,120
Regina R. Lee	1/31/2008	17,000		$40.28	1/30/2018
	2/10/2009	17,000		$37.58	2/9/2019
	2/9/2010	17,000		$40.70	2/8/2020
	2/8/2011	15,000	5,000	$49.52	2/7/2021
	1/26/2012	10,000	10,000	$55.82	1/25/2022
	1/25/2013	6,250	18,750	$59.89	1/24/2023
	1/23/2014		32,000	$79.31	1/22/2024
	9/3/2013					12,000	$951,360
	9/2/2014					11,000	$872,080
	9/3/2013							3,667	$290,693

Automatic Data Processing, Inc. – Proxy Statement	|	44

Compensation of Executive Officers

		Option Awards				Stock Awards
								Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan Awards:
								Number of	Market or
							Market	Unearned	Payout Value
		Number of	Number of			Number	Value of	Shares,	of Unearned
		Securities	Securities			of Shares	Shares or	Units or	Shares, Units
		Underlying	Underlying			or Units of	Units of	Other	or Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Rights That
		Options	Options	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date(1)	(Exercisable)	(Unexercisable)	($)	Date	(#)	($)(2)	(#)(3)	($)(2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Steven J. Anenen	1/31/2008	17,000		$40.28	1/30/2018
	2/9/2010	17,000		$40.70	2/8/2020
	2/8/2011	11,250	3,750	$49.52	2/7/2021
	1/26/2012	7,500	7,500	$55.82	1/25/2022
	1/25/2013	4,500	13,500	$59.89	1/24/2023
	1/23/2014		21,000	$79.31	1/22/2024
	9/3/2013					9,000	$713,520
	9/2/2014					8,500	$673,880
	9/3/2013							2,833	$224,627
Dermot J. O’Brien	6/7/2012		15,000	$53.15	6/6/2022
	1/25/2013		13,500	$59.89	1/24/2023
	1/23/2014		21,000	$79.31	1/22/2024
	4/30/2012					3,000	$237,840
	9/3/2013					8,500	$673,880
	9/2/2014					8,000	$634,240
	9/3/2013							2,667	$211,413

Footnotes:
(1)	We have included in the table awards under our one-year performance-based restricted stock program for fiscal year 2014. Such awards were formally made on September 2, 2014.

(2)	Market value based on June 30, 2014 closing price of our common stock of $79.28 per share.

(3)	The amounts shown for the PSU awards granted on September 3, 2013 include only the first one-third tranche of the award for which an EPS goal has been established, and reflect the number of units earned based on performance against the EPS goal for fiscal year 2014 (subject to potential reduction based on our actual TSR performance over the entire three-fiscal-year period ending June 30, 2016).

45	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

Outstanding Equity Vesting Schedule for Fiscal Year-End 2014

	Option Awards		Stock Awards
Grant or
Name	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
Carlos A. Rodriguez	2/8/2011	25% vested on 2/8/2012	9/3/2013	100% vests on 9/3/2014
		25% vested on 2/8/2013	9/2/2014	100% vests on 9/2/2015
		25% vested on 2/8/2014	9/3/2013	100% vests on 6/30/2016
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vested on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vested on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017
	1/23/2014	25% vests on 1/23/2015
25% vests on 1/23/2016
25% vests on 1/23/2017
25% vests on 1/23/2018
Jan Siegmund	1/31/2008	20% vested on 1/31/2010	9/3/2013	100% vests on 9/3/2014
		20% vested on 1/31/2011	9/2/2014	100% vests on 9/2/2015
		20% vested on 1/31/2012	9/3/2013	100% vests on 6/30/2016
20% vested on 1/31/2013
20% vested on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vested on 2/10/2012
25% vested on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vested on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vested on 2/8/2014
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vested on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vested on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017

Automatic Data Processing, Inc. – Proxy Statement	|	46

Compensation of Executive Officers

	Option Awards		Stock Awards
Grant or
Name	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
	1/23/2014	25% vests on 1/23/2015
25% vests on 1/23/2016
25% vests on 1/23/2017
25% vests on 1/23/2018
Regina R. Lee	1/31/2008	20% vested on 1/31/2010	9/3/2013	100% vests on 9/3/2014
		20% vested on 1/31/2011	9/2/2014	100% vests on 9/2/2015
		20% vested on 1/31/2012	9/3/2013	100% vests on 6/30/2016
20% vested on 1/31/2013
20% vested on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vested on 2/10/2012
25% vested on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vested on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vested on 2/8/2014
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vested on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vested on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017
	1/23/2014	25% vests on 1/23/2015
25% vests on 1/23/2016
25% vests on 1/23/2017
25% vests on 1/23/2018

47	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

	Option Awards		Stock Awards
Grant or
Name	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
Steven J. Anenen	1/31/2008	20% vested on 1/31/2010	9/3/2013	100% vests on 9/3/2014
		20% vested on 1/31/2011	9/2/2014	100% vests on 9/2/2015
		20% vested on 1/31/2012	9/3/2013	100% vests on 6/30/2016
20% vested on 1/31/2013
20% vested on 1/31/2014
	2/9/2010	25% vested on 2/9/2011
25% vested on 2/9/2012
25% vested on 2/9/2013
25% vested on 2/9/2014
	2/8/2011	25% vested on 2/8/2012
25% vested on 2/8/2013
25% vested on 2/8/2014
25% vests on 2/8/2015
	1/26/2012	25% vested on 1/26/2013
25% vested on 1/26/2014
25% vests on 1/26/2015
25% vests on 1/26/2016
	1/25/2013	25% vested on 1/25/2014
25% vests on 1/25/2015
25% vests on 1/25/2016
25% vests on 1/25/2017
	1/23/2014	25% vests on 1/23/2015
25% vests on 1/23/2016
25% vests on 1/23/2017
25% vests on 1/23/2018
Dermot J. O’Brien	6/7/2012	25% vested on 6/7/2013	4/30/2012	53% vested on 3/1/13
		25% vested on 6/7/2014		27% vested on 3/1/14
		25% vests on 6/7/2015		20% vests on 5/1/15
		25% vests on 6/7/2016	9/3/2013	100% vests on 9/3/2014
	1/25/2013	25% vested on 1/25/2014	9/2/2014	100% vests on 9/2/2015
		25% vests on 1/25/2015	9/3/2013	100% vests on 6/30/2016
25% vests on 1/25/2016
25% vests on 1/25/2017
	1/23/2014	25% vests on 1/23/2015
25% vests on 1/23/2016
25% vests on 1/23/2017
25% vests on 1/23/2018

Automatic Data Processing, Inc. – Proxy Statement	|	48

Compensation of Executive Officers

Option Exercises and Stock Vested Table for Fiscal Year 2014

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
Name	Exercise	on Exercise	Vesting	on Vesting
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez(1)	119,650	$3,121,935	10,000	$747,830
Jan Siegmund(2)	28,170	$1,007,910	5,250	$390,863
Regina R. Lee(3)	61,827	$2,247,470	1,500	$747,830
Steven J. Anenen(4)	54,314	$2,133,293	5,000	$372,250
Dermot J. O’Brien(5)	19,500	$477,165	4,000	$310,480

Footnotes:
(1)	Mr. Rodriguez exercised options to purchase 24,650 shares on March 31, 2014 with a weighted average exercise price of $44.48 and a market price of $77.23, 24,227 shares on January 2, 2014 with an exercise price of $55.82 and a market price of $80.01, 23,273 shares on January 3, 2014 with an exercise price of $55.82 and a market price of $80.67, 43,189 shares on June 9, 2014 with an exercise price of $55.82 and a market price of $80.00, 4,311 shares on June 10, 2014 with an exercise price of $55.82 and a market price of $80.04. He acquired 8,500 shares with a market price of $74.45 on February 10, 2014, and 1,500 shares with a market price of $76.67 on March 3, 2014, each upon lapse of restrictions.

(2)	Mr. Siegmund exercised options to purchase 28,170 shares on January 2, 2014 with a weighted average exercise price of $43.99 and a market price of $79.77. He acquired 5,250 shares with a market price of $74.45 on February 10, 2014, upon lapse of restriction.

(3)	Ms. Lee exercised options to purchase 61,827 shares on January 2, 2014 with a weighted average exercise price of $43.42 and a market price of $79.77. She acquired 8,500 shares with a market price of $74.45 on February 10, 2014, and 1,500 shares with a market price of $76.67 on March 3, 2014, each upon lapse of restrictions.

(4)	Mr. Anenen exercised options to purchase 54,314 shares on January 2, 2014 with a weighted average exercise price of $40.49 and a market price of $79.77. He acquired 5,000 shares with a market price of $74.45 on February 10, 2014, upon lapse of restriction.

(5)	Mr. O’Brien exercised options to purchase 7,500 shares on January 2, 2014 with an exercise price of $53.15 and a market price of $79.82, 4,500 shares on January 27, 2014 with an exercise price of $59.89 and a market price of $76.96, and 7,500 shares on June 9, 2014 with an exercise price of $53.15 and a market price of $79.86. He acquired 4,000 shares with a market price of $77.62 on May 1, 2014, upon lapse of restrictions.

49	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

Pension Benefits for Fiscal Year 2014

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service(1)	Benefit(2)(3)(4)	Fiscal Year
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez	Automatic Data Processing, Inc.
	Pension Retirement Plan	13.50	$142,289	$0
	Supplemental Officers
	Retirement Plan	11.08	$2,525,824	$0
Jan Siegmund	Automatic Data Processing, Inc.
	Pension Retirement Plan	14.50	$150,856	$0
	Supplemental Officers
	Retirement Plan	9.58	$1,121,134	$0
Regina R. Lee	Automatic Data Processing, Inc.
	Pension Retirement Plan	31.50	$380,325	$0
	Supplemental Officers
	Retirement Plan	9.58	$2,161,681	$0
Steven J. Anenen	Automatic Data Processing, Inc.
	Pension Retirement Plan	37.50	$492,990	$0
	Supplemental Officers
	Retirement Plan	15.08	$3,293,119	$0
Dermot J. O’Brien	Automatic Data Processing, Inc.
	Pension Retirement Plan	1.50	$11,330	$0
	Supplemental Officers
	Retirement Plan	2.17	$202,426	$0

Footnotes:
(1)	Consists of the number of years of service credited as of June 30, 2014 for the purpose of determining benefit service under the applicable pension plan. Credited service is defined in the Supplemental Officers Retirement Plan as the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989 and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan. Executives must be selected for participation in the Supplemental Officers Retirement Plan. Credited service under the Pension Retirement Plan is defined as elapsed time of employment with the company starting on January 1 following the completion of six months of service.

(2)	The Pension Retirement Plan and Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated a present value of the executive’s benefit using an interest crediting rate, a discount rate and a mortality assumption. We calculated the actuarial present values of accumulated benefits as of June 30, 2014 under the Pension Retirement Plan and the Supplemental Officers Retirement Plan using the RP-2000 white collar mortality table (projected generationally using Scale AA) and a 4.05% discount rate. For the Pension Retirement Plan only, we also used a 3.25% interest crediting rate.

(3)	Cash balances under the Pension Retirement Plan are included in the present values shown for the Pension Retirement Plan in column (d) and, at June 30, 2014 are as follows: Mr. Rodriguez, $159,865; Mr. Siegmund, $169,333; Ms. Lee, $ 381,822; Mr. Anenen, $454,772 and Mr. O’Brien, $12,889.

(4)	The present values of accumulated benefits for the Pension Retirement Plan and the Supplemental Officers Retirement Plan were determined based on the retirement at age of 65 (normal retirement age under these Plans).

Automatic Data Processing, Inc. – Proxy Statement	|	50

Compensation of Executive Officers

Automatic Data Processing, Inc. Pension Retirement Plan

The Pension Retirement Plan is a tax-qualified defined benefit plan covering substantially all U.S. employees of the company; however, in January 2014, our board of directors approved an amendment to close the Pension Retirement Plan to new participants beginning in January 2015. Under the Pension Retirement Plan, the company credits participants’ notional accounts with annual contributions, which are determined based upon base salary and years of service. The contributions range from 2.1% to 10% of base salary, and the accounts earn interest based upon the ten-year U.S. Treasury constant maturity rates. Compensation used to determine the benefits in any given year is limited to calendar year base salary up to the IRS compensation limit in effect for the plan year. A participant must have three years of service to receive any benefit.

Supplemental Officers Retirement Plan

The company sponsors a Supplemental Officers Retirement Plan, which is a non-qualified defined benefit plan that pays a lump sum or an annuity upon retirement. Eligible participants include the named executive officers and other officers of the company with titles of corporate vice president and above.

On August 14, 2008, our board of directors approved amendments to the Supplemental Officers Retirement Plan. These amendments included changes to the Supplemental Officers Retirement Plan benefits formula and the early retirement factors, in each case, used for any active employee not already earning a benefit by January 1, 2008 or any participant who had not attained age 50 by January 1, 2009 (we refer to such participants as “non-grandfathered participants,” and to all other participants as “grandfathered participants”), as well as changes relating to the forms of benefit available for all current and future participants.

On November 10, 2009, our board of directors approved additional amendments effective January 1, 2010, to (1) exclude performance-based restricted stock awards from the definition of final average compensation of grandfathered participants, (2) change the formulas used to compute benefits for grandfathered participants after 2009, (3) provide that for both benefit accrual and vesting credit, service will be determined based on the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989, and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan, and (4) provide that effective after December 31, 2009, our chief executive officer would no longer be able to grant service credit in his discretion to Supplemental Officers Retirement Plan participants who are involuntarily terminated or who receive severance from the company.

In January 2014, our board of directors approved an amendment to close the Supplemental Officers Retirement Plan to new participants beginning in January 2014.

All participants must have at least five years of service to receive any benefit under the Supplemental Officers Retirement Plan. After 10 years of service, a participant will qualify for the full annual benefit. We refer to the percentage of the benefit that has been earned by a participant as the “vested percentage.” The vested percentage is determined using a schedule set forth in the Supplemental Officers Retirement Plan.

Supplemental Officers Retirement Plan benefits begin on the earliest of (i) the later of attainment of age 60 and the first day of the seventh month following separation from service, (ii) disability, and (iii) death. Participants can receive their benefits in the form of a single life annuity, a 25%, 50%, 75%, or 100% joint and survivor annuity with a beneficiary, or a ten-year certain and life annuity. Subject to rules required under Section 409A of the Code, participants may generally also elect to have either 25% or 50% of their benefits paid in a single lump sum. A participant who terminates employment by reason of disability is eligible to receive an unreduced benefit payable as of the participant’s termination. Upon the death of a participant, the participant’s surviving spouse or other designated beneficiary is eligible to receive a 50% survivor

51	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

benefit, payable as a life annuity or, if elected, a guaranteed payment for 120 months only. Under certain circumstances, annual benefits are subject to reduction for payments from social security, the Pension Retirement Plan, and the Retirement and Savings Plan, and any retirement benefits from a former or subsequent employer of the participant.

For grandfathered participants, prior to January 1, 2010, the amount of the annual benefit is determined by multiplying the average annual compensation of a participant for the five full consecutive calendar years during which he received the highest amount of compensation (we refer to such average annual compensation as “final average annual pay”) by a factor of 1.5%, the number of years of service, and the participant’s vested percentage. The maximum annual plan benefit that may be paid to grandfathered participants was limited to 25% of a participant’s final average annual pay (which we express as a maximum service period of 16.67 years).

Since January 1, 2010, the Supplemental Officers Retirement Plan benefits of Ms. Lee and Mr. Anenen, who are grandfathered participants, are equal to the product of (i) the participant’s final average annual pay, (ii) future service period up to 18.75 years, (ii) 2.4%, and (iv) the participant’s vested percentage. The annual plan benefit for each of Ms. Lee and Mr. Anenen cannot exceed 45% of the participant’s final average annual pay.

A grandfathered participant’s benefit under the Supplemental Officers Retirement Plan will not be less than the participant’s benefit determined as of December 31, 2009, taking into account the participant’s actual vesting service through the date of the participant’s termination of employment.

Early retirement benefits for grandfathered participants will be calculated using the factors applicable to non-grandfathered participants, except when determining the protected early retirement benefit accrued as of December 31, 2009.

For grandfathered participants, compensation covered under the Supplemental Officers Retirement Plan includes base salary and bonus amounts (paid or deferred) and,

for periods before January 1, 2010, compensation realized from restricted stock vesting during the fiscal year. A grandfathered participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments which are reduced at a rate of 5/12 of 1% per month for each full month by which the participant’s benefit commencement precedes the participant’s 65th birthday.

For non-grandfathered participants, the amount of the annual benefit is determined by multiplying such participant’s final average annual pay by a factor of 2%, the number of years of service (up to 20 years), and the participant’s vested percentage. For non-grandfathered participants with more than 20 years of service only, added to that first amount will be an amount equal to such participant’s final average annual pay multiplied by 1%, up to five additional years of service, and the participant’s vested percentage. Final average annual pay for non-grandfathered participants will be based on salary, bonuses, and incentive payment awards, excluding restricted stock and other stock-based awards. The maximum annual plan benefit that may be paid to non-grandfathered participants will be limited to 45% of a participant’s final average annual pay. A non-grandfathered participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments which are reduced at a rate of 4/12 of 1% per month for each month (up to 36 months) by which the participant’s benefit commencement precedes the participant’s 65th birthday, and, if applicable, further reduced at a rate of 5/12 of 1% for each month by which the benefit commencement precedes the participant’s 62nd birthday. Non-grandfathered participants cannot receive a benefit less than the benefit they had accrued on December 31, 2008, under the formula applicable to grandfathered participants.

If within 24 months after a participant’s employment terminates he violates the non-competition provisions of any agreement such participant has entered into with the company, such participant will forfeit all of his or her benefits under the Supplemental Officers Retirement Plan.

Automatic Data Processing, Inc. – Proxy Statement	|	52

Compensation of Executive Officers

Deferred Compensation Program

Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the named executive officers) can defer into a deferred compensation account all or a portion of their annual cash bonuses. They can choose two investment options for their cash bonus deferrals: a fixed income fund or a fund designed to track the performance of the Standard & Poor’s index of 500 leading U.S. companies. The fixed fund rate is adjusted each fiscal year. For fiscal year 2014, the fixed fund rate was 1.75%. The company does not match deferrals by the named executive officers or otherwise contribute any amounts to their deferred compensation accounts.

The program does not allow changes to the investment fund choice once the annual deferral is made to the account. Each participant has the option of making a one-time election changing the timing and/or the form of distributions from his or her account. Any such change is required to comply with the “redeferral rules” in effect under Section 409A of the Code and may be used only to delay the timing and/or change the number of payments to be received. Participants may elect to receive payments of their deferred funds or stock either in a lump sum payment or in installments. However, in the event of death, disability, or termination of employment prior to age 65, or age 55 with 10 years of service, payments are made in a lump sum regardless of a participant’s election. Deferred funds and the earnings on such deferrals made for fiscal year 2005 and later may be distributed to a participant following separation from service only after a six-month delay. Distributions are subject to federal, state, and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

Non-Qualified Deferred Compensation for Fiscal Year 2014

	Executive	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at
Name	2014(1)	2014(2)	June 30, 2014(3)
(a)	(b)	(d)	(f)
Carlos A. Rodriguez	$0	$73,457	$543,439
Jan Siegmund	$121,170	$206,192	$1,275,745
Regina R. Lee	$0	$0	$0
Steven J. Anenen	$166,363	$225,656	$2,186,942
Dermot J. O’Brien	$0	$0	$0

Footnotes:
(1)	The amounts listed in column (b) reflect 25%, and 50% of the annual bonuses for fiscal year 2013 that were payable in fiscal year 2014, but which were deferred by Messrs. Siegmund and Anenen, respectively; the amounts for Messrs. Siegmund and Anenen were reported as compensation in the Summary Compensation Table for fiscal year 2013. In addition, 25% and 40% of the annual bonuses earned for fiscal year 2014 by Messrs. Siegmund $112,420 and Anenen $156,408, respectively, that were paid in August 2014 were also deferred; these amounts were reported as compensation in the Summary Compensation Table for fiscal year 2014. As the amount in respect of the fiscal year 2014 bonus was not deferred until after we concluded fiscal year 2014, such amount is not included in columns (b) and (f).

(2)	The earnings amounts are not reported as compensation in fiscal year 2014 in the Summary Compensation Table, as they do not represent above-market or preferential earnings on deferred compensation.

(3)	The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Siegmund, $228,720 and Mr. Anenen, $579,513.

53	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Change in Control Severance Plan for Corporate Officers

We maintain the Automatic Data Processing, Inc., Change in Control Severance Plan for Corporate Officers, which provides for the payment of specified benefits to officers selected by the board of directors if their employment terminates under certain circumstances after a change in control of the company. All named executive officers participate in the change in control plan. As of June 30, 2014, there were 31 eligible participants in the change in control plan.

During fiscal year 2014, the change in control plan provided for the following:

  Participants who are involuntarily terminated by the company without cause or who leave for good reason during the two-year period following the occurrence of a change in control will receive:
  A lump sum payment equal to 150% of such participant’s current total annual compensation;

  Full vesting of his or her stock options;
  Full vesting of restricted shares issued under the time-based restricted stock program, to the extent that such vesting restrictions would otherwise have lapsed within two years after the date of termination; and

  The number of restricted shares the participant would have been entitled to receive under the then ongoing performance-based restricted stock programs had the performance goals been achieved at 100% target rate.
  Participants who are involuntarily terminated by the company without cause or who leave for good reason during the third year following the occurrence of a change in control will receive:
  A lump sum payment equal to 100% of such participant’s current total annual compensation;

  Full vesting of his or her stock options, to the extent that such options would have otherwise vested within one year after the date of termination; and
  Full vesting of restricted shares issued under the time-based restricted stock program, to the extent that such vesting restrictions would otherwise have lapsed within one year after the date of termination.

A participant’s current total annual compensation equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination, plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

The change in control plan defines “good reason” as the occurrence of any of the following events after a change in control without the participant’s written consent:

  material diminution in the value and importance of a participant’s position, duties, responsibilities, or authority as of the date immediately prior to the change in control; or

  a reduction in a participant’s aggregate compensation or benefits; or

  a failure of any successor of the company to assume in writing the obligations under the change in control plan.

The change in control plan defines “cause” as:

  gross negligence or willful misconduct by a participant, which is materially injurious to the company, monetarily or otherwise;

  misappropriation or fraud with regard to the company or its assets; or

  conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the company.

Automatic Data Processing, Inc. – Proxy Statement	|	54

Potential Payments to Named Executive Officers Upon Termination or Change in Control

The change in control payments potentially due to Ms. Lee and Messrs. Anenen and Siegmund are payable solely pursuant to the terms of the change in control plan. However, Messrs. Rodriguez and O’Brien are each entitled to receive the greater of the benefits and payments provided under the change in control plan and/or their employment agreements. Certain terms of Messrs. Rodriguez’s and O’Brien’s employment agreement are summarized below and on pages 56 and 57 of this proxy statement.

A “change in control” will have occurred under the change in control plan if:

  any “person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the company, any subsidiary of the company, or any employee benefit plan sponsored or maintained by the company (including any trustee of any such plan acting in its capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 35% or more of the total combined voting power of the company’s then-outstanding securities;

  there occurs a merger, consolidation, or other business combination of the company (a “transaction”), other than a transaction immediately following which the stockholders of the company, immediately prior to the transaction, continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of the company voting securities immediately prior to the transaction; or

  there occurs the sale of all or substantially all of the company’s assets, other than a sale immediately following which the stockholders of the company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of the company voting securities immediately prior to the transaction.

If instructed by a participant, the company will reduce payments under the change in control plan to avoid the application of excise taxes pursuant to Section 4999 of the Internal Revenue Code.

On August 5, 2014, the company amended the change in control plan as follows:

  The window of severance protection following a change in control was reduced from three years to two years, and for Mr. Rodriguez only, the severance payment was preserved at 200% of his current total annual compensation as provided in his employment agreement.

  The treatment of outstanding equity awards was amended to provide that all time-vested awards would become fully vested upon a termination of employment under the plan, and that all performance-vested awards would become vested at the target rate.

  The reduction of amounts payable under the plan to avoid excise taxes pursuant to Section 4999 of the Internal Revenue Code was made mandatory for all participants unless the after-tax amount to be received by a participant without such a reduction would be greater than the after-tax amount that would be received after such reduction.

  All payments under the plan were made conditioned upon the participant’s execution of a release of claims in favor of the company.

  The “cause” definition under the plan was amended to include a willful and continued failure to substantially perform one’s duties after written notice by the board of directors.

  The “good reason” definition was revised to include only the following prongs:
  A material diminution in the participant’s position, duties, responsibilities, or authority as of the date immediately prior to the change in control; or

  a reduction in a participant’s base compensation or a failure to provide incentive compensation opportunities at least as favorable in the aggregate as those provided immediately prior to the change in control; or

  a failure to provide employee benefits at least as favorable in the aggregate as those provided immediately prior to the change in control; or

  a failure of any successor of the company to assume in writing the obligations under the change in control plan.

55	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Employment Agreement with Mr. Rodriguez

Mr. Rodriguez entered into an employment agreement with the company on December 14, 2011. The employment agreement provides that the company’s obligation to make payments to Mr. Rodriguez will cease on the date he is terminated for cause, i.e., if he has:

  been convicted of or pled nolo contendere to a criminal act for which the punishment under applicable law may be imprisonment for more than one year;

  willfully or recklessly failed or refused to perform his material obligations as president and chief executive officer;

  committed any act or omission of gross negligence in the performance of his material duties under the employment agreement;

  committed any act of willful or reckless misconduct;

  violated any of his restrictive covenants; or

  violated either the company’s code of business conduct and ethics, or the company’s code of ethics for principal executive officer and senior financial officers.

If Mr. Rodriguez’s employment is terminated for any reason other than for cause (as described above), and other than due to death or permanent or serious disability or his resignation from the company for any reason, Mr. Rodriguez will receive (subject to his delivery of an irrevocable release of claims against the company):

  an amount (in addition to any previously accrued but unpaid amounts) equal to 2.6 times his annual salary for the fiscal year of termination, payable in monthly installments over 12 months; and

  a bonus for the fiscal year of termination that he would have otherwise received if his employment had not been terminated, based upon his (and to the extent applicable, the company’s) actual full-year performance, as determined by the compensation committee, prorated to reflect the portion of the fiscal year worked through the date of termination.

If Mr. Rodriguez dies or becomes permanently and seriously disabled, either physically or mentally, so that he is absent from his office due to such disability and otherwise unable substantially to perform his services under the employment agreement, the company may terminate his employment. Under such circumstances, the company will continue to pay Mr. Rodriguez’s full compensation up to and including the effective date of his termination upon his death or for disability.

If Mr. Rodriguez elects to voluntarily resign from the company for any reason, the company will continue to pay Mr. Rodriguez’s full compensation up to the date his employment ends.

Mr. Rodriguez’s employment agreement provides that he will continue to participate in the change in control plan described above. Following a change in control of ADP, as defined under the plan, and a subsequent termination of Mr. Rodriguez’s employment by the company without cause, or by Mr. Rodriguez for good reason, Mr. Rodriguez will be entitled to the greater of the benefits and payments under the change in control plan (based on a severance benefit multiple of 200%) and his employment agreement.

Mr. Rodriguez has also agreed to comply with certain restrictive covenants, including non-competition, non-solicitation, and non-hire covenants that apply for two years following termination of his employment.

Automatic Data Processing, Inc. – Proxy Statement	|	56

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Employment Agreement with Mr. O’Brien

Mr. O’Brien entered into an employment agreement with the company on March 15, 2012. The employment agreement provides that the company’s obligation to make payments to Mr. O’Brien will cease on the date he is terminated for cause, i.e., if he has:

  been convicted of or pled nolo contendere to a criminal act for which the punishment under applicable law may be imprisonment for more than one year;

  willfully or recklessly failed or refused to perform his material obligations as corporate vice president of human resources;

  committed any act or omission of gross negligence in the performance of his material duties under the employment agreement;

  committed any act of willful or reckless misconduct in the performance of his material duties under the employment agreement;

  violated any of his restrictive covenants; or

  violated the company’s code of business conduct and ethics.

If Mr. O’Brien’s employment is terminated by the company for any reason other than for cause (as described above), or by his resignation from the company for good reason (as described below), Mr. O’Brien will receive (subject to his delivery of an irrevocable release of claims against the company):

  an amount (in addition to any previously accrued but unpaid amounts) equal to the sum of his annual salary and target bonus, payable within 10 days after the effective date of the release of claims; and

  a bonus for the fiscal year of termination that he would have otherwise received if his employment had not been terminated, based upon his (and to the extent applicable, the company’s) actual full-year performance, as determined by the compensation committee, prorated to reflect the portion of the fiscal year worked through the date of termination.

Mr. O’Brien’s employment agreement defines “good reason” as the occurrence of any of the following events:

  a material diminution in Mr. O’Brien’s base salary that is not part of a general reduction of base salary of the senior management team, applied proportionately;

  a change in Mr. O’Brien’s reporting line such that he reports to someone other than the chief executive officer;

  a change in Mr. O’Brien’s duties and authority such that he no longer presides as the most senior executive with overall responsibility for Human Resources;

  a reduction in Mr. O’Brien’s pay grade level; or

  a material breach by the company of Mr. O’Brien’s employment agreement or any other agreement to which he is a party.

In addition, if such termination without cause, or resignation for good reason, becomes effective prior to May 1, 2015, then any unvested shares of his initial grant of time-based restricted stock and shares of restricted stock granted in respect of the company’s fiscal year 2013 PBRS program, as well as the unvested portion of his initial grant of stock options, shall accelerate and vest in full, provided that any vested options must be exercised within 60 days of the date of acceleration.

If Mr. O’Brien dies or becomes permanently and seriously disabled, either physically or mentally, so that he is absent from his office due to such disability and otherwise unable substantially to perform his services under the employment agreement, the company may terminate his employment. Under such circumstances, the company will continue to pay Mr. O’Brien’s full compensation up to and including the effective date of his termination upon his death or for disability.

57	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon Termination or Change in Control

If Mr. O’Brien elects to voluntarily resign from the company for any reason (other than good reason), the company will continue to pay Mr. O’Brien’s full compensation up to the date his employment ends.

Mr. O’Brien’s employment agreement provides that he will participate in the change in control plan described above, and, as noted above, in the event of a change in control of

ADP, as defined under the plan, Mr. O’Brien will be entitled to the greater of the benefits and payments under the change in control plan and his employment agreement.

Mr. O’Brien has also agreed to comply with certain restrictive covenants, including non-competition, non-solicitation, and non-hire covenants that apply for two years following termination of his employment.

Health Coverage

Certain executives, including the named executive officers, who terminate employment with the company after they have attained age 55 and been credited with 10 years of service are eligible to participate in the company’s executive retiree medical plan.

Deferred Compensation

Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the named executive officers) can defer into a deferred compensation account all or a portion of their annual cash bonuses to be payable following separation from the company. For a description of the ADP Deferred Compensation Plan and aggregate deferred compensation for our named executive officers at June 30, 2014, see “Deferred Compensation Program” above.

Termination and Change in Control Tables

The following tables set forth the payments that each of our named executive officers who were serving as executive officers as of June 30, 2014, would have received under various termination scenarios on June 30, 2014. Pension benefits, which are described under “Pension Benefits for Fiscal Year 2014” above, and deferred compensation balances, which are described under “Deferred Compensation Program” above, are not included in the tables below in accordance with applicable information statement disclosure requirements except to the extent of any incremental value payable in any of such termination scenarios. With regard to the payments on a change in control, the amounts detailed below presume that (x) the change in control includes a change in control of the company and (y) each named executive officer’s employment was terminated by the company without cause or by the executive for good reason within two years following the change in control occurring on June 30, 2014.

Automatic Data Processing, Inc. – Proxy Statement	|	58

Potential Payments to Named Executive Officers Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
CARLOS A. RODRIGUEZ

	Termination				Involuntary
	Following Change				Termination
Payment Elements	In Control	Death	Disability		Without Cause	Retirement
Termination Payment	$4,699,560 (1)	$0	$0		$3,811,680 (2)	$0
Stock Options(3)	$4,733,385	$4,733,385	$4,733,385		$0	$0
Restricted Stock(4)	$5,748,514	$5,748,514	$5,748,514		$0	$0
Performance Stock Units(5)	$2,664,522	$888,174	$888,174		$0	$0
Supplemental Officers
Retirement Plan	$0	$0	$3,674,569	(6)	$0	$0
Total	$17,845,981	$11,370,073	$15,044,642		$3,811,680	$0

Footnotes:
(1)	Represents payment of two times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($900,000) and (ii) average annual bonus for the two most recently completed calendar years ($1,449,780).

(2)	Represents an amount equal to 2.6 times annual salary ($900,000) and actual annual bonus ($1,471,680).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2014 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $79.28 per share.

(4)	Amounts include $3,083,992 attributable to the vesting of the fiscal year 2013 PBRS program and $2,664,522 attributable to the fiscal year 2014 PBRS program based on performance goals achieved at 100% target rate.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal year 2014 PSU program assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent one-third of the fiscal year 2014 PSU award based on performance goals achieved at 100% target rate for fiscal year 2014 and an assumed achievement at target rate for fiscal years 2015 and 2016.

(6)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected generationally using Scale AA) and a 4.05% discount rate, assuming disability occurring on June 30, 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
JAN SIEGMUND

	Termination				Involuntary
	Following Change				Termination
Payment Elements	In Control	Death	Disability		Without Cause	Retirement
Termination Payment	$1,491,578 (1)	$0	$0		$0	$0
Stock Options(2)	$613,913	$613,913	$613,913		$0	$0
Restricted Stock(3)	$1,545,960	$1,545,960	$1,545,960		$0	$0
Performance Stock Units(4)	$951,360	$317,120	$317,120		$0	$0
Supplemental Officers
Retirement Plan	$0	$0	$1,669,814	(5)	$0	$0
Total	$4,602,811	$2,476,993	$4,146,807		$0	$0

59	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Footnotes:
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($550,001) and (ii) average annual bonus for the two most recently completed calendar years ($444,385).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2014 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $79.28 per share.

(3)	Amounts include $594,600 attributable to the vesting of the fiscal year 2013 PBRS program and $951,360 attributable to the fiscal year 2014 PBRS program based on performance goals achieved at 100% target rate.

(4)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal year 2014 PSU program assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent one-third of the fiscal year 2014 PSU award based on performance goals achieved at 100% target rate for fiscal year 2014 and an assumed achievement at target rate for fiscal years 2015 and 2016.

(5)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected generationally using Scale AA) and a 4.05% discount rate, assuming disability occurring on June 30, 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
REGINA R. LEE

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause	Retirement
Termination Payment	$1,453,111	(1)	$0	$0		$0	$0
Stock Options(2)	$746,963		$746,963	$746,963			$0
Restricted Stock(3)	$1,823,440		$1,823,440	$1,823,440		$0	$0
Performance Stock Units(4)	$872,080		$290,693	$290,693		$0	$290,693
Supplemental Officers
Retirement Plan	$0		$0	$1,293,347	(5)	$0	$0
Health Coverage(6)	$165,000		$0	$165,000		$165,000	$165,000
Total	$5,060,594		$2,861,096	$4,319,443		$165,000	$455,693

Footnotes:
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($530,503) and (ii) average annual bonus for the two most recently completed calendar years ($438,238).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2014 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $79.28 per share.

(3)	Amounts include $951,360 attributable to the vesting of the fiscal year 2013 PBRS program and $872,080 attributable to the fiscal year 2014 PBRS program based on performance goals achieved at 100% target rate.

(4)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal year 2014 PSU program assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death, Disability and Retirement columns represent one-third of the fiscal year 2014 PSU award based on performance goals achieved at 100% target rate for fiscal year 2014 and an assumed achievement at target rate for fiscal years 2015 and 2016. In the event of retirement, the actual payout would be made in September 2016 based on actual performance for the three-year performance period.

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Potential Payments to Named Executive Officers Upon Termination or Change in Control

(5)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected generationally using Scale AA) and a 4.05% discount rate, assuming disability occurring on June 30, 2014.

(6)	Represents the present value of Ms. Lee’s health coverage under our retiree medical plan using a discount rate of 3.80% and a medical inflation rate beginning at 7.11% for 2014-2015 and ultimately settling at 4.50% by 2028.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
STEVEN J. ANENEN

	Termination				Involuntary
	Following Change				Termination
Payment Elements	In Control	Death	Disability		Without Cause	Retirement
Termination Payment	$1,248,558 (1)	$0	$0		$0	$0
Stock Options(2)	$549,315	$549,315	$549,315		$0	$0
Restricted Stock(3)	$1,387,400	$1,387,400	$1,387,400		$0	$0
Performance Stock Units(4)	$673,880	$224,627	$224,627		$0	$224,627
Supplemental Officers
Retirement Plan	$0	$0	$549,031	(5)	$0	$0
Health Coverage(6)	$90,000	$0	$90,000		$90,000	$90,000
Total	$3,949,153	$2,161,342	$2,800,373		$90,000	$314,627

Footnotes:
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($475,004) and (ii) average annual bonus for the two most recently completed calendar years ($357,368).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2014 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $79.28 per share.

(3)	Amounts include $713,520 attributable to the vesting of the fiscal year 2013 PBRS program and $673,880 attributable to the fiscal year 2014 PBRS program based on performance goals achieved at 100% target rate.

(4)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal year 2014 PSU program assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death, Disability and Retirement columns represent one-third of the fiscal year 2014 PSU award based on performance goals achieved at 100% target rate for fiscal year 2014 and an assumed achievement at target rate for fiscal years 2015 and 2016. In the event of retirement, the actual payout would be made in September 2016 based on actual performance for the three-year performance period.

(5)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected generationally using Scale AA) and a 4.05% discount rate, assuming disability occurring on June 30, 2014.

(6)	Represents the present value of Mr. Anenen’s health coverage under our retiree medical plan using a discount rate of 3.80% and a medical inflation rate beginning at 7.11% for 2014-2015 and ultimately settling at 4.50% by 2028.

61	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
DERMOT J. O’BRIEN

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,147,284	(1)	$0	$0		$829,601	(2)	$0
Stock Options(3)	$653,715		$653,715	$653,715		$653,715		$0
Restricted Stock(4)	$1,585,600		$1,347,760	$1,347,760		$911,720		$0
Performance Stock Units(5)	$673,880		$224,627	$224,627		$0		$0
Supplemental Officers
Retirement Plan	$0		$0	$560,882	(6)	$0		$0
Total	$4,060,479		$2,226,102	$2,786,984		$2,395,036		$0

Footnotes:
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($488,001) and (ii) average annual bonus for the two most recently completed calendar years ($276,855).

(2)	Represents an amount equal to one times annual salary ($488,001) and target bonus ($332,500).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2014 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $79.28 per share.

(4)	Amount in the Termination Following Change in Control column includes $237,840 attributable to the vesting of time-based restricted stock, $673,880 attributable to the vesting of the fiscal year 2013 PBRS program and $673,880 attributable to the fiscal year 2014 PBRS program based on performance goals achieved at 100% target rate. Amounts in the Death and Disability columns include $673,880 attributable to the vesting of the fiscal year 2013 PBRS program and $673,880 attributable to the fiscal year 2014 PBRS program based on performance goals achieved at 100% target rate. Amount in the Involuntary Termination Without Cause column includes $237,840 attributable to the vesting of time-based restricted stock and $673,880 attributable to the vesting of the fiscal year 2013 PBRS program.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal year 2014 PSU program assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent one-third of the fiscal year 2014 PSU award based on performance goals achieved at 100% target rate for fiscal year 2014 and an assumed achievement at target rate for fiscal years 2015 and 2016.

(6)	Represents present value of the incremental benefit using the RP-2000 white collar mortality table (projected generationally using Scale AA) and a 4.05% discount rate, assuming disability occurring on June 30, 2014.

Ms. Lee’s Separation Agreement

In April 2014, the company entered into a Separation Agreement and Release with Ms. Lee regarding her departure from the company to be effective December 31, 2014. In consideration for her 32 years of dedication to the company, a customary release of claims against the company, and her continued compliance with customary post-departure restrictive covenants, Ms. Lee will be entitled to receive (i) a separation payment of $530,500 paid out in twelve equal monthly installments on the company’s regular monthly payroll dates beginning on her departure date, (ii) a bonus payment in accordance with the company’s customary cycle (based upon a full year target bonus of $424,000) in respect of the 2014 fiscal year in accordance with achievement of associated performance objectives, (iii) a cash payment of $212,000, as a bonus in respect of the first six months of the 2015 fiscal year, payable on or prior to her departure date, (iv) 12,000 shares awarded under the PBRS program in September 2012 (with

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Potential Payments to Named Executive Officers Upon Termination or Change in Control

vesting of such shares to occur in September 2014), (v) any shares earned in respect of the September 2013 target award of 11,000 PBRS shares, subject to the achievement of the company’s performance goals applicable to such award, with vesting of such shares to occur in September 2015, (vi) 30/36 of the share units earned in respect of the September 2013 target award of 11,000 units under the PSU program, subject to the achievement of the company’s performance goals applicable to such award, with any such award to be paid within 20 business days of September 1, 2016, (vii) continued vesting through December 31, 2018, of all unvested outstanding stock options, with all vested stock options remaining exercisable until the earlier of their scheduled expiration date and January 31, 2019 (or January 31, 2018, in the case of the stock option grant dated January 31, 2008), (viii) her company-provided car through December 31, 2015, and (ix) reimbursement for the costs associated with the closing of the sale of her home in Morristown, New Jersey, and the moving of her household goods from her Morristown, New Jersey, home to another location agreed to by the company, up to a total of $125,000.

63	|	Automatic Data Processing, Inc. – Proxy Statement

Audit Committee Report

The audit committee oversees the financial management of the company, the company’s independent auditors and financial reporting procedures of the company on behalf of the board of directors. In fulfilling its oversight responsibilities, the committee reviewed and discussed the company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the committee discussed the propriety of the application of accounting principles by the company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles. The committee also reviewed and discussed the company’s audited financial statements with Deloitte & Touche LLP, an independent registered public accounting firm, the company’s independent auditors for fiscal year 2014, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board.

During the course of fiscal year 2014, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Deloitte & Touche LLP at each audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of the company’s internal control over financial reporting. The audit committee also reviewed the report of management contained in the annual report on Form 10-K for the fiscal year ended June 30, 2014 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K for the fiscal year ended June 30, 2014 related to its audit of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting. The audit committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2015.

The audit committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Public Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees) and the SEC Rule 207. Deloitte & Touche LLP has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and the committee discussed with Deloitte & Touche LLP the firm’s independence, including the matters in those written disclosures. The committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services, is compatible with Deloitte & Touche LLP’s independence. The audit committee has discussed with the company’s internal auditors and with Deloitte & Touche LLP, with and without management present, their respective evaluations of the company’s internal accounting controls and the overall quality of the company’s financial reporting.

In addition, the committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors. The Auditor Independence Policy is discussed in further detail below under “Independent Registered Public Accounting Firm’s Fees.”

Automatic Data Processing, Inc. – Proxy Statement	|	64

Audit Committee Report

Based on the considerations referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2014. In addition, the committee appointed Deloitte & Touche LLP as the independent auditors for the company for the fiscal year 2015, subject to the ratification by the stockholders at the 2014 Annual Meeting of Stockholders.

Audit Committee of the Board of Directors

Eric C. Fast, Chairman
Gregory D. Brenneman
Richard T. Clark
Linda R. Gooden
R. Glenn Hubbard

65	|	Automatic Data Processing, Inc. – Proxy Statement

Independent Registered Public Accounting
Firm’s Fees

In addition to retaining Deloitte & Touche LLP to audit the consolidated financial statements for fiscal year 2014, the audit committee retained Deloitte & Touche LLP to provide various services in fiscal year 2014 and fiscal year 2013. The aggregate fees billed by Deloitte & Touche LLP in fiscal year 2014 and fiscal year 2013 for these various services were:

Type of Fees	FY 2014	FY 2013
	($ in thousands)
Audit Fees	$8,547	$8,148
Audit-Related Fees	5,545	1,784
Tax Fees	2,551	1,541
All Other Fees	42	242
Total	$16,685	$11,715

In the above table, in accordance with the SEC definitions, “audit fees” are fees we paid Deloitte & Touche LLP for professional services for the audit of the company’s consolidated financial statements included in our annual report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; “audit-related fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews), and audit services rendered in connection with the planned spin-off of the company’s Dealer Services business; “tax fees” are fees for tax compliance, tax advice and tax planning, and tax services rendered in connection with the planned spin-off of the company’s Dealer Services business; and “all other fees” are fees billed by Deloitte & Touche LLP to the company for any services not included in the first three categories.

The board of directors has adopted an auditor independence policy that prohibits our independent auditors from providing:

  bookkeeping or other services related to the accounting records or financial statements of the company;

  financial information systems design and implementation services;

  appraisal or valuation services, fairness opinions or contribution-in-kind reports;
  actuarial services;

  internal audit outsourcing services;

  management functions or human resources services;

  broker or dealer, investment adviser or investment banking services;

  legal services and expert services unrelated to the audit; and

  any other service that the Public Company Accounting Oversight Board or the Securities and Exchange Commission determines, by regulation, is impermissible.

The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services be pre-approved by the audit committee. All services provided to us by the independent auditors in fiscal year 2014 and fiscal year 2013 were pre-approved by the audit committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, the company’s management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

Automatic Data Processing, Inc. – Proxy Statement	|	66

Proposal 3 Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, stockholders will vote on the ratification of the appointment by the audit committee of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the company and its subsidiaries for the fiscal year that began on July 1, 2014. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP’s appointment as the company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

67	|	Automatic Data Processing, Inc. – Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during the fiscal year ended June 30, 2014, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our non-employee directors and beneficial owners have been complied with. We also believe that during the fiscal year ended June 30, 2014, all such filing requirements applicable to our officers have been complied with, except that there was an inadvertent omission to timely file a Form 4 on behalf of Mr. Joseph H. Timko, which was subsequently remedied by filing a Form 4 on August 13, 2013.

Stockholder Proposals

If a stockholder intends to submit any proposal for inclusion in the company’s proxy statement for the company’s 2015 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be received by the corporate secretary of the company no later than May 28, 2015. To be eligible to submit such a proposal for inclusion in the company’s proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either: (1) at least $2,000 in market value or (2) 1% of the company’s shares of common stock entitled to be voted on the proposal, and must have held such shares for at least one year, and continue to hold those shares through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the company is permitted to exclude proposals and other matters governed by such rules and regulations.

Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the company’s proxy statement, the company’s amended and restated by-laws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our amended and restated by-laws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at our 2015 Annual Meeting of Stockholders must notify the company of their intent in a written notice delivered to the company in care of the company’s corporate secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2014 Annual Meeting of Stockholders, or November 11, 2015.

As a result, in order for the notice given by a stockholder to comply with our amended and restated by-laws, it must be received no earlier than July 14, 2015, and no later than the close of business (5:30 p.m. Eastern Daylight Time) on August 13, 2015, unless the date of our 2015 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after the first anniversary of the 2014 Annual Meeting of Stockholders. In that case, our amended and restated bylaws provide that we must receive the notice no earlier than the close of business on the 120th day prior to the date of the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2015 Annual Meeting of Stockholders or the tenth day following the day on which we first make a public announcement of the date of the meeting. To be in proper form, a stockholder’s notice must also include the specified information described in our amended and restated bylaws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our amended and restated by-laws, the company may disregard such nomination or proposal.

Automatic Data Processing, Inc. – Proxy Statement	|	68

Electronic Delivery of Future Stockholder Communications

If you receive this proxy statement and our annual report on Form 10-K for the fiscal year ended June 30, 2014 by mail, we strongly encourage you to elect to view future proxy statements and annual reports over the Internet and save the company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by visiting the Investor Relations section of our website at www.adp.com, or following the instructions that you will receive in connection with next year’s annual meeting of stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report on Form 10-K. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

For the Board of Directors

Michael A. Bonarti
Secretary

Roseland, New Jersey
September 25, 2014

69	|	Automatic Data Processing, Inc. – Proxy Statement

AUTOMATIC DATA PROCESSING, INC.
1 ADP BOULEVARD
ROSELAND, NJ 07068

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ADMISSION TICKET Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M78400-P55887	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTOMATIC DATA PROCESSING, INC.				For All	Withhold All	For All Except

The Board of Directors recommends a vote FOR the following:

1.	Election of Directors			☐	☐	☐

	Nominees:

	01)	Ellen R. Alemany	06)	Michael P. Gregoire
	02)	Leslie A. Brun	07)	R. Glenn Hubbard
	03)	Richard T. Clark	08)	John P. Jones
	04)	Eric C. Fast	09)	Carlos A. Rodriguez
	05)	Linda R. Gooden
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

2.	Advisory Vote on Executive Compensation.	☐	☐	☐

3.	Ratification of the Appointment of Auditors.	☐	☐	☐

NOTE: The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

September 25, 2014

Dear Stockholder:

       You are cordially invited to join us at the 2014 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year’s meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 11, 2014, starting at 10:00 a.m. I hope you will be able to attend. At the meeting, we will (i) elect directors, (ii) hold an advisory vote on executive compensation, and (iii) vote on the ratification of the appointment of auditors.

       It is important that these shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of the Company's directors.

       Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If these shares are held in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of the stock ownership, such as the most recent brokerage account statement.

       As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.

Sincerely,

Carlos A. Rodriguez President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document containing Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and
Annual Report on Form 10-K is available at www.proxyvote.com.

M78401-P55887

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposals (2) and (3) on the reverse side.

The undersigned hereby appoints Leslie A. Brun and Carlos A. Rodriquez, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2014 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 11, 2014 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present. If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.

Continued and to be signed on reverse side